Exhibit 10.4

EMPLOYEE MATTERS AGREEMENT

between

EL PASO CORPORATION

and

EP ENERGY CORPORATION

dated as of

[                    ] [      ], 2011

EMPLOYEE MATTERS AGREEMENT

THIS EMPLOYEE MATTERS AGREEMENT, dated as of [                        ], 2011, is entered into by and between El Paso Corporation, a Delaware corporation (“El Paso”), and EP Energy Corporation, a Delaware corporation (“EP Energy”).  El Paso and EP Energy are also referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, El Paso has determined that it would be appropriate, desirable and in the best interests of El Paso and the shareholders of El Paso to separate the EP Energy Business from El Paso;

WHEREAS, El Paso and EP Energy have entered into the Separation Agreement, dated [                      ], 2011 (the “Separation Agreement”), in connection with the separation of the EP Energy Business from El Paso and the distribution of EP Energy Common Stock to shareholders of El Paso;

WHEREAS, the Separation Agreement also provides for the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the separation of EP Energy and its subsidiaries from El Paso; and

WHEREAS, in order to ensure an orderly transition under the Separation Agreement, it will be necessary for the Parties to allocate between them Assets, Liabilities and responsibilities with respect to certain employee compensation, benefit plans and programs, and certain employment matters.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1             Definitions.  Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement shall have the same meaning set forth in the Separation Agreement.  The following capitalized terms used in this Agreement shall have the meanings set forth in this Section 1.1:

“2011 LTI Program” has the meaning set forth in Section 3.6(b).

“Additional El Paso RSAs” has the meaning set forth in Section 3.2(b).

“Agreement” means this Employee Matters Agreement, together with all Schedules and Exhibits hereto and all amendments, modifications, and changes hereto entered into pursuant to Section 12.9.

“Benefit Plan” means any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature to any Employee, or to any family member, dependent, or beneficiary of any such Employee, including equity and incentive compensation plans, pension plans, savings plans, supplemental benefits plans and welfare plans, and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, travel and accident, life, disability and accident insurance, tuition reimbursement, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays.

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code.

“Confidential Information” means the El Paso Confidential Information and EP Energy Confidential Information.

“Deemed Vesting Computation” has the meaning set forth in Section 3.4(a).

“El Paso” has the meaning set forth in the preamble to this Agreement.

“El Paso Annual Bonus Plans” has the meaning set forth in Section 3.6(a).

“El Paso Benefit Plan” means any Benefit Plan sponsored or maintained by an El Paso Entity immediately prior to the Effective Time.

“El Paso Common Stock” means the common stock of El Paso, par value $3.00 per share.

“El Paso Compensation Committee” means the Compensation Committee of the Board of Directors of El Paso.

“El Paso Director” means any individual who is a non-employee member of the Board of Directors of El Paso but not EP Energy immediately after the Effective Time.

“El Paso Entity” means any member of the El Paso Group.

“El Paso Group Employee” means any individual who is employed by an El Paso Entity immediately after the Effective Time.

“El Paso Equity Plan” means any equity plan sponsored or maintained by El Paso immediately prior to the Effective Time, including each of the plans set forth on Schedule 1.1(a).

“El Paso Master Trust” means the El Paso Corporation Master Retirement Trust.

“El Paso Non-Employee Director Compensation Plan” means, collectively, the El Paso Corporation 2005 Compensation Plan for Non-Employee Directors and the El Paso Corporation 1995 Compensation Plan for Non-Employee Directors.

“El Paso Option Conversion Ratio” has the meaning set forth in Section 3.3(b).

“El Paso Options” means vested and unvested options to purchase shares of El Paso Common Stock granted pursuant to any of the El Paso Equity Plans.

“El Paso Pension Plan” means the El Paso Corporation Pension Plan.

“El Paso Performance Awards” means restricted stock units issued under any of the El Paso Equity Plans that are subject to performance-based vesting criteria.

“El Paso RSAs” means restricted stock awards issued under any of the El Paso Equity Plans.

“El Paso SERP” means, collectively, the non-qualified El Paso Corporation 2005 Supplemental Benefits Plan and the El Paso Corporation Supplemental Benefits Plan.

“El Paso Retirement Savings Plan” means the El Paso Corporation Retirement Savings Plan.

“El Paso Retirement Savings Plan Beneficiaries” has the meaning set forth in Section 5.1.

“El Paso Select Plus” means the El Paso Select Plus Program.

“El Paso Welfare Plan” means any Welfare Plan sponsored or maintained by any El Paso Entity as of immediately prior to the Effective Time.

“El Paso — EP Energy Director” means any individual who is a non-employee member of the Board of Directors of both EP Energy and El Paso immediately after the Effective Time.

“Employee” means any El Paso Group Employee, EP Energy Group Employee or Former Employee.

“EP Energy” has the meaning set forth in the preamble to this Agreement.

“EP Energy Common Stock” means the common stock of EP Energy, par value $0.01 per share.

“EP Energy Compensation Committee” means the Compensation Committee of the Board of Directors of EP Energy.

“EP Energy Director” means any individual who is a non-employee member of the Board of Directors of EP Energy but not El Paso immediately after the Effective Time.

“EP Energy Entity” means any member of the EP Energy Group.

“EP Energy FSA” has the meaning set forth in Section 7.3(b).

“EP Energy Group Employee” means any individual who is employed by an EP Energy Entity immediately after the Effective Time.

“EP Energy HRA” has the meaning set forth in Section 7.3(d).

“EP Energy New Equity Plan” means the plan adopted by EP Energy prior to the Effective Time and approved by El Paso, as sole shareholder of EP Energy, under which the EP Energy equity-based awards and performance-based cash awards described in Article III and Article X shall be issued.

“EP Energy Non-Employee Director Compensation Plan” has the meaning set forth in Section 10.6(b)(i).

“EP Energy Option Conversion Ratio” has the meaning set forth in Section 3.3(a).

“EP Energy Pension Beneficiaries” has the meaning set forth in Section 4.1.

“EP Energy SERP” has the meaning set forth in Section 6.1.

“EP Energy SERP Beneficiaries” has the meaning set forth in Section 6.1.

“EP Energy Short-Term Incentive Plan” has the meaning set forth in Section 3.7(a).

“EP Energy Retirement Savings Plan” has the meaning set forth in Section 5.1.

“EP Energy Retirement Savings Plan Beneficiaries” has the meaning set forth in Section 5.1.

“EP Energy Select Plus” has the meaning set forth in Section 7.10.

“EP Energy Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the EP Energy Group immediately after the Effective Time.

“EP Energy Welfare Plan Participants” has the meaning set forth in Section 7.1.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ESPP” has the meaning set forth in Section 3.9.

“Exercise Date” has the meaning set forth in Section 3.9.

“FICA” has the meaning set forth in Section 2.1(g).

“FMLA” means the U.S. Family and Medical Leave Act, as amended, and the regulations promulgated thereunder.

“Former El Paso Group Employee” has the meaning set forth in Section 2.2.

“Former Employee” has the meaning set forth in Section 2.2.

“Former EP Energy Group Employee” has the meaning set forth in Section 2.2.

“FSA Participation Period” has the meaning set forth in Section 7.3(b).

“FUTA” has the meaning set forth in Section 2.1(g).

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“HRA Participation Period” has the meaning set forth in Section 7.3(d).

“Legacy Award Holder” means any individual who holds, immediately prior to the Effective Time, one or more vested El Paso Options under any of the El Paso Equity Plans and who is not an El Paso Group Employee or an EP Energy Group Employee, including any Former Employee and any individual who prior to the Effective Time was a non-employee member of the Board of Directors of either El Paso or EP Energy but immediately following the Effective Time is not an El Paso Director, EP Energy Director, or El Paso — EP Energy Director.

“Memorandum Deferred Account” has the meaning set forth in Section 10.6(b)(iv).

“Other El Paso-Sponsored Programs” has the meaning set forth in Section 10.4.

“Participating EP Energy Employer” has the meaning set forth in Section 7.1.

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Post-Distribution El Paso Option” has the meaning set forth in Section 3.3(b).

“Post-Distribution El Paso Share Price” means the closing trading price on the NYSE of a share of El Paso Common Stock on the first trading day immediately following the Distribution Date.

“Post-Distribution EP Energy Share Price” means the closing trading price on the NASDAQ Stock Market of a share of EP Energy Common Stock on the first trading day immediately following the Distribution Date.

“Pre-Distribution El Paso Share Price” means the closing trading “regular way” price of a share of El Paso Common Stock on the Distribution Date, as reported on the NYSE’s Consolidated Transactions Reporting System.

“Privacy Contract” means any contract entered into in connection with applicable privacy protection Laws or regulations.

“Replacement EP Energy Option” has the meaning set forth in Section 3.3(a).

“Replacement EP Energy RSA” has the meaning set forth in Section 3.2(a).

“S-8 Effective Date” means the first date on which the registration statement on Form S-8 (or other appropriate form) contemplated by Section 3.8 is effective under the Securities Act.

“Separation Agreement” has the meaning set forth in the recitals to this Agreement.

“TSR” means “Total Shareholder Return,” as defined in or within the meaning of the applicable El Paso Equity Plan or El Paso Annual Bonus Plan.

“TSR Measurement Time” has the meaning set forth in Section 3.6(b).

“U.S.” means the United States of America.

“WARN” means the U.S. Worker Adjustment and Retraining Notification Act, as amended, and the regulations promulgated thereunder, and any applicable state or local Law equivalent.

“Welfare Plan” means, where applicable, a “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision and mental health and substance abuse), disability benefits, life, accidental death and disability, and business travel insurance, short-term disability, long-term disability, pre-tax premium conversion benefits, a dependent care assistance program, employee assistance program, paid time off program, contribution funding toward a health savings account, health reimbursement account, flexible spending account or cashable credits.

Section 1.2             Interpretation.  In this Agreement, unless the context clearly indicates otherwise:

(a)           words used in the singular include the plural and words used in the plural include the singular;

(b)           if a word or phrase is defined in this Agreement, its other grammatical forms, as used in this Agreement, shall have a corresponding meaning;

(c)           reference to any gender includes the other gender and the neuter;

(d)           the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(e)           the words “shall” and “will” are used interchangeably and have the same meaning;

(f)            the word “or” shall have the inclusive meaning represented by the phrase “and/or”

(g)           relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(h)           all references to a specific time of day in this Agreement shall be based upon Central Standard Time or Central Daylight Savings Time, as applicable, on the date in question;

(i)            whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified;

(j)            accounting terms used herein shall have the meanings historically ascribed to them by El Paso and its Subsidiaries, including EP Energy for this purpose, in its and their internal accounting and financial policies and procedures in effect immediately prior to the date of this Agreement;

(k)           reference to any Article, Section or Schedule means such Article or Section of, or such Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(l)            the words “this Agreement,” “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision of this Agreement;

(m)          the term “commercially reasonable efforts” means efforts which are commercially reasonable to enable a Party, directly or indirectly, to satisfy a condition to or otherwise assist in the consummation of a desired result and which do not require the performing Party to expend funds or assume Liabilities other than expenditures and Liabilities which are customary and reasonable in nature and amount in the context of a series of related transactions similar to the Distribution;

(n)           reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement;

(o)           reference to any Law (including statutes and ordinances) means such Law (including any and all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(p)           references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; a reference to such Person’s “Affiliates” shall be deemed to mean such Person’s Affiliates following the Distribution and any reference to a third party shall be deemed to mean a Person who is not a Party or an Affiliate of a Party;

(q)           if there is any conflict between the provisions of the main body of this Agreement and the Schedules hereto, the provisions of the main body of this Agreement shall control unless explicitly stated otherwise in such Schedule;

(r)            unless otherwise specified in this Agreement, all references to dollar amounts herein shall be in respect of lawful currency of the U.S.;

(s)           the titles to Articles and headings of Sections contained in this Agreement, in any Schedule and Exhibit and in the table of contents to this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and

(t)            any portion of this Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be.

ARTICLE II
ASSIGNMENT OF EMPLOYEES

Section 2.1             Active Employees.

(a)           EP Energy Group Employees.  Except as otherwise set forth in this Agreement, effective not later than immediately following the Effective Time, the employment of each individual whose employment duties are to be primarily related to the business activities of the EP Energy Group immediately after the Distribution (collectively, the “EP Energy Group Employees”) shall be continued by an EP Energy Entity or shall be assigned and transferred to an EP Energy Entity (in each case, with such member as determined by EP Energy).  Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments and transfers.

(b)           El Paso Group Employees.  Except as otherwise set forth in this Agreement, effective not later than immediately following the Effective Time, the employment of each individual whose employment duties are to be primarily related to the business activities of the El Paso Group immediately after the Distribution (collectively, the “El Paso Group Employees”) shall be continued by an El Paso Entity or shall be assigned and transferred to an El Paso Entity (in each case as determined by El Paso).  Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments and transfers.

(c)           Notice of Employee Status.  At least one (1) Business Day before the Distribution Date, El Paso shall provide EP Energy a written list of (i) those Employees who will be EP Energy Group Employees immediately following the Effective Time pursuant to Section 2.1(a), and (ii) those Employees who will be El Paso Group Employees immediately following the Effective Time pursuant to Section 2.1(b).

(d)           At-Will Status.  Notwithstanding the above or any other provision of this Agreement, nothing in this Agreement shall create any obligation on the part of any El Paso Entity or any EP Energy Entity to (i) continue the employment of any Employee or permit the return from a leave of absence for any period following the date of this Agreement or the Distribution (except as required by applicable Law), (ii) change the employment status of any Employee from “at will,” to the extent such Employee is an “at will” employee under applicable Law or (iii) continue the compensation or benefits at any defined level for any period following the date of this Agreement or the Distribution.

(e)           Severance.  Except as otherwise provided in Section 4.1, the Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 2.1 shall not be deemed a severance of employment of any Employee for purposes of this Agreement and any Benefit Plan of any El Paso Entity or any EP Energy Entity.

(f)            Change of Control/Change in Control.  Neither the consummation of the Distribution nor any transaction in connection with the Distribution shall be deemed a “change of control” or “change in control” for purposes of any Benefit Plan of any El Paso Entity or any EP Energy Entity.

(g)           Payroll and Related Taxes.  With respect to the portion of the calendar year occurring prior to the day immediately following the Distribution Date, El Paso will be responsible for all payroll obligations, Tax withholding and reporting obligations in respect of all EP Energy Group Employees (and, where applicable, any Former Employees that were employed during such calendar year).  With respect to the remaining portion of such calendar year, and except as otherwise provided in the Transition Services Agreement, EP Energy will be responsible for all payroll obligations, tax withholding and reporting obligations in respect of all EP Energy Group Employees.  Notwithstanding the preceding two sentences, with respect to each EP Energy Group Employee, El Paso and EP Energy shall, and shall cause their respective Affiliates to, to the extent permitted by applicable Law and practicable, (a) treat EP Energy (or the applicable EP Energy Entity) as a “successor employer” and El Paso (or the applicable El Paso Entity) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, to the extent appropriate, for purposes of Taxes imposed under the United States Federal Insurance Contributions Act, as amended (“FICA”), or the United States Federal Unemployment Tax Act, as amended (“FUTA”), (b) cooperate with each other to avoid, to the extent possible, the restart of FICA and FUTA upon or following the Effective Time with respect to each such EP Energy Group Employee for the calendar year during which the Effective Time occurs, and (c) except as otherwise provided in the Transition Services Agreement, file tax returns, exchange wage payment information and report wage payments made by the respective predecessor and successor employer on a single IRS Form W-2 to each such EP Energy Group Employee for the calendar year in which the Effective Time occurs, in a manner provided pursuant to the alternate procedure in Section 5 of Revenue Procedure 2004-53.

(h)           Employment Contracts; Expatriate Obligations.  EP Energy will assume and honor, or will cause an EP Energy Entity to assume and honor, any agreements to which any EP Energy Group Employee is party with any El Paso Entity, including any (i) employment contract, (ii) retention, severance or change of control arrangement or (iii) expatriate contract or arrangement (including agreements and obligations regarding repatriation, relocation, equalization of taxes and living standards in the host country).

Section 2.2             Former Employees.  Except as otherwise provided in this Agreement, a “Former EP Energy Group Employee” shall mean any Employee who is either (a) a former Employee of any EP Energy Entity determined as of immediately prior to the Effective Time based on the Employee’s employer as of the Employee’s last day of employment or (b) a former Employee who primarily provided services to an EP Energy Former Business.  A “Former El Paso Group Employee” shall mean any former Employee of any El Paso Entity or their predecessors, other than a Former EP Energy Group Employee.  Former El Paso Group Employees and Former EP Energy Group Employees shall together be referred to as “Former Employees.”

Section 2.3             Employment Law Obligations.

(a)           WARN Act.  After the Effective Time, (i) El Paso shall be responsible for providing any necessary WARN notice (and meeting any similar state Law notice requirements) with respect to any termination of employment of any El Paso Group Employee and (ii) EP Energy shall be responsible for providing any necessary WARN notice (and meeting any similar state Law notice requirements) with respect to any termination of employment of any EP Energy Group Employee.

(b)           Compliance With Employment Laws.  At and after the Effective Time, (i) each El Paso Entity shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related Laws and requirements relating to the employment of El Paso Group Employees and the treatment of any applicable Former El Paso Group Employees in respect of their former employment, and (ii) each EP Energy Entity shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related Laws and requirements relating to the employment of EP Energy Group Employees and applicable Former EP Energy Group Employees in respect of their former employment.

Section 2.4             Employee Records.

(a)           Records Relating to El Paso Group Employees and Former Employees.  All records and data in any form relating to El Paso Group Employees and Former Employees shall be the property of the El Paso Group, except that records and data pertaining to such an Employee and relating to any period that such Employee was employed by any EP Energy Entity prior to the Effective Time shall be jointly owned by the El Paso Group and those EP Energy Entities.

(b)           Records Relating to EP Energy Group Employees.  All records and data in any form relating to EP Energy Group Employees shall be the property of the EP Energy Group, except that records and data pertaining to such an Employee and relating to any period that such Employee was (i) employed by any El Paso Entity or (ii) covered under any Benefit Plan sponsored by any El Paso Entity (to the extent that such records or data relate to such coverage) shall be jointly owned by the EP Energy Group and those El Paso Group Entities.

(c)           Sharing of Records.  Each Party shall use commercially reasonable efforts to provide the other Party such employee-related records and information as necessary or appropriate to carry out their respective obligations under applicable Laws (including any relevant privacy protection Laws or regulations in any applicable jurisdictions or Privacy Contract), this Agreement, the Separation Agreement, or any other Transaction Document and for the purposes of administering their respective Benefit Plans.  All information and records regarding employment, personnel and employee benefit matters of El Paso Group Employees and Former Employees shall be accessed, retained, held, used, copied and transmitted after the Distribution Date by members of the El Paso Group in accordance with all applicable Laws, policies and Privacy Contracts relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records.  All information and records regarding employment, personnel and employee benefit matters of EP Energy Group Employees shall be accessed, retained, held, used, copied and transmitted after the Distribution Date by members of the EP

Energy Group in accordance with all applicable Laws, policies and Privacy Contracts relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records.

(d)           Access to Records.  To the extent not inconsistent with this Agreement and any applicable privacy protection Laws or regulations or Privacy Contracts, access to Employee-related records after the Distribution Date will be provided to members of the El Paso Group and members of the EP Energy Group pursuant to the terms and conditions of Article IV of the Separation Agreement.  In addition, notwithstanding anything to the contrary, EP Energy shall provide El Paso with reasonable access to those records necessary for its administration of any plans or programs on behalf of El Paso Group Employees and Former Employees after the Distribution Date as permitted by any applicable privacy protection Laws or regulations or Privacy Contracts.  El Paso shall also be permitted to retain copies of all restrictive covenant agreements with any EP Energy Group Employee in which any El Paso Entity has a valid business interest.  In addition, El Paso shall provide EP Energy with reasonable access to those records necessary for its administration of any plans or programs on behalf of EP Energy Group Employees after the Distribution Date as permitted by any applicable privacy protection Laws or regulations or Privacy Contracts.  EP Energy shall also be permitted to retain copies of all restrictive covenant agreements with any El Paso Group Employee or Former EP Energy Group Employee in which any EP Energy Entity has a valid business interest.

(e)           Maintenance of Records.  With respect to retaining, destroying, transferring, sharing, copying and permitting access to all Employee-related information, El Paso and EP Energy shall (and shall cause their respective Subsidiaries to) comply with all applicable Laws, regulations, Privacy Contracts and internal policies, and shall indemnify and hold harmless each other from and against any and all Liability, claims, actions, and damages that arise from a failure (by the indemnifying party or its Subsidiaries or their respective agents) to so comply with all applicable Laws, regulations, Privacy Contracts and internal policies applicable to such information.

(f)            No Access to Computer Systems or Files.  Except as set forth in the Separation Agreement or any Transaction Document, no provision of this Agreement shall give (i) any El Paso Entity direct access to the computer systems or other files, records or databases of any EP Energy Entity or (ii) any EP Energy Entity direct access to the computer systems or other files, records or databases of any El Paso Entity, unless specifically permitted by the owner of such systems, files, records or databases.

(g)           Confidentiality.  The provisions of this Section 2.4 shall be in addition to, and not in derogation of, the provisions of the Separation Agreement governing Confidential Information, including Section 6.2 of the Separation Agreement.  Except as otherwise set forth in this Agreement, all records and data relating to Employees shall, in each case, be subject to the confidentiality provisions of the Separation Agreement and any other applicable agreement and applicable Law.

(h)           Cooperation.  Each Party shall use commercially reasonable efforts to cooperate to share, retain, and maintain data and records that are necessary or appropriate to further the purposes of this Section 2.4 and for each Party to administer its respective Benefit Plans to the extent consistent with this Agreement and applicable Law, and each Party agrees to cooperate as long as is reasonably necessary to further the purposes of this Section 2.4.

(i)            Coordination with Transition Services Agreement.  To the extent that the terms and conditions of this Section 2.4 conflict with the Transition Services Agreement, the Transition Services Agreement will control.

ARTICLE III
EQUITY AND INCENTIVE COMPENSATION PLANS

Section 3.1             General Principles.

(a)           For the avoidance of doubt, the provisions of this Article III shall be effective contingent upon the Distribution and shall not apply unless the Distribution takes place.  El Paso and EP Energy shall take any and all reasonable action as shall be necessary and appropriate to further the provisions of this Article III, including, to the extent practicable, providing a written or electronic notice or communication to each Employee who holds one or more awards granted under any of the El Paso Equity Plans informing such Employee of (i) the actions contemplated pursuant to this Article III with respect to such awards and (ii) whether (and during what time period) any “blackout” period shall be imposed upon holders of awards granted under any of the El Paso Equity Plans during which time awards may not be exercised or settled, as the case may be.

(b)           Awards granted under one of the El Paso Equity Plans and that are replaced by one or more awards under the EP Energy New Equity Plan pursuant to the provisions of this Article III shall, after such replacement, be on terms which are in all material respects identical to the terms of the award prior to such replacement (including any requirements of continued employment) but subject to any necessary changes to take into account that (i) the award relates to EP Energy Common Stock, (ii) the EP Energy New Equity Plan is administered by EP Energy, and (iii) if applicable, the grantee under the award is employed or affiliated with a new employer or plan sponsor.  Where an award granted under one of the El Paso Equity Plans is adjusted pursuant to the provisions of this Article III, such award shall otherwise continue to retain the same terms and conditions of the original award, subject to any necessary changes to take into account the adjustments required by this Article III.

(c)           Following the Distribution, a grantee who has outstanding awards under one or more of the El Paso Equity Plans and/or replacement awards under the EP Energy New Equity Plan shall be considered to have been employed by the applicable plan sponsor before and after the Distribution for purposes of (1) vesting and (2) determining the date of termination of employment as it applies to any such award.  For the avoidance of doubt, a direct transfer of employment of any Employee from either the El Paso Group to the EP Energy Group or the EP Energy Group to the El Paso Group, either before or upon the Effective Time, shall not constitute a termination of employment or service under any El Paso Equity Plan or any award agreement adopted thereunder.

(d)           No award described in this Article III, whether outstanding or to be issued, adjusted, substituted or cancelled by reason of or in connection with the Distribution, shall be adjusted, settled, cancelled, or exercisable, until in the judgment of the administrator of the applicable plan or program such action is consistent with all applicable Laws, including federal securities Laws.  Any period of exercisability will not be extended on account of a period during which such an award is not exercisable pursuant to the preceding sentence.

(e)           The conversion and adjustment, as the case may be, of El Paso RSAs, El Paso Options and El Paso Performance Awards shall be effectuated in a manner that is intended to avoid the imposition of any penalty or other taxes on the holders thereof pursuant to Section 409A of the Code.

Section 3.2             Restricted Stock.

(a)           EP Energy Group Employees.  Each grantee under any of the El Paso Equity Plans who will be an EP Energy Group Employee and who holds, immediately prior to the Effective Time, one or more El Paso RSAs shall receive, on or as soon as practicable following the last to occur of the Effective Time and the S-8 Effective Date, as a replacement award in substitution for each such El Paso RSA (which shall be cancelled), a number of restricted shares of EP Energy Common Stock (a “Replacement EP Energy RSA”) under the EP Energy New Equity Plan having a value immediately following the Effective Time equal to the value of the El Paso RSA, as calculated pursuant to the following provisions.  In each case, the number of shares of EP Energy Common Stock subject to the Replacement EP Energy RSA shall equal (rounded down to the nearest whole share) (x) divided by (y), where (x) is the Pre-Distribution El Paso Share Price multiplied by the number of shares of El Paso Common Stock in respect of the El Paso RSA cancelled and replaced pursuant to this Section 3.2(a), and (y) is the Post-Distribution EP Energy Share Price.  Except as otherwise provided in the Transition Services Agreement, EP Energy shall be responsible for (i) the satisfaction of all Tax reporting and withholding requirements in respect of the delivery and vesting of Replacement EP Energy RSAs as described in this Section 3.2(a) and (ii) remitting the appropriate Tax or withholding amounts to the appropriate taxing authorities in respect of the delivery and vesting of such Replacement EP Energy RSAs.  Except as provided in the foregoing provisions of this Section 3.2(a), Replacement EP Energy RSAs shall be granted on terms that are in all material respects identical (including with respect to vesting) to the terms of the El Paso RSAs which they replace.

(b)           El Paso Group Employees.  Each grantee under any of the El Paso Equity Plans who will be an El Paso Group Employee and who holds, immediately prior to the Effective Time, one or more El Paso RSAs shall, for each such El Paso RSA (in lieu of receiving any restricted shares of EP Energy Common Stock in connection with the Distribution in respect of such El Paso RSA), receive a number of additional restricted shares of El Paso Common Stock (the “Additional El Paso RSAs”) under one of the El Paso Equity Plans.  In each case, the number of shares of El Paso Common Stock in respect of an Additional El Paso RSA shall equal (rounded down to the nearest whole share) the product of (x) and (y), where (x) is the number of shares of El Paso Common Stock covered by the El Paso RSA and (y) is equal to (a) the Pre-Distribution El Paso Share Price minus the Post-Distribution El Paso Share Price, divided by (b) the Post-Distribution El Paso Share Price.  El Paso (or one or more of the El Paso Entities, as designated by El Paso) shall be responsible for (i) the satisfaction of all Tax reporting and withholding requirements in respect of the Additional El Paso RSAs and (ii) remitting the appropriate Tax or withholding amounts to the appropriate taxing authorities in respect of the distribution and vesting of all such Additional El Paso RSAs.  Except as provided in the foregoing provisions of this Section 3.2(b), Additional El Paso RSAs shall be granted on terms that are in all material respects identical (including with respect to vesting) to the terms of the El Paso RSAs in respect of which they are granted.

Section 3.3             Stock Options.

(a)           EP Energy Group Employees and EP Energy Directors.  Each grantee under any of the El Paso Equity Plans who (i) will be an EP Energy Group Employee or EP Energy Director and (ii) holds, as of immediately prior to the Effective Time, one or more El Paso Options shall receive, at or as soon as practicable following the last to occur of the Effective Time and the S-8 Effective Date, as a replacement award in substitution for each such El Paso Option (which shall be cancelled), an option to purchase a number of shares of EP Energy Common Stock under the EP Energy New Equity Plan (a “Replacement EP Energy Option”) in accordance with the following provisions.  The number of shares of EP Energy Common Stock subject to a Replacement EP Energy Option shall equal (rounded down to the nearest whole share) the product of (i) the number of shares of El Paso Common Stock subject to the El Paso Option immediately prior to the Effective Time and (ii) a fraction, the numerator of which is the Pre-Distribution El Paso Share Price and the denominator of which is the Post-Distribution EP Energy Share Price (the “EP Energy Option Conversion Ratio”).  The exercise price of the Replacement EP Energy Option shall equal (rounded up to the nearest whole cent) the exercise price of the pre-adjustment El Paso Option divided by the EP Energy Option Conversion Ratio.  Except as otherwise provided in the Transition Services Agreement, EP Energy shall be responsible for (i) the satisfaction of all Tax reporting and withholding requirements in respect of the exercise of Replacement EP Energy Options and (ii) remitting the appropriate Tax or withholding amounts to the appropriate taxing authorities in respect of the exercise of Replacement EP Energy Options.  Replacement EP Energy Options shall not be exercisable until the S-8 Effective Date.  Except as provided in the foregoing provisions of this Section 3.3(a), Replacement EP Energy Options granted under this Section 3.3(a) shall be granted on terms which are in all material respects identical (including with respect to vesting) to the terms of the El Paso Options prior to their adjustment pursuant to this Section 3.3(a).

(b)           El Paso Group Employees, El Paso Directors and Legacy Award Holders.  Each grantee under any of the El Paso Equity Plans who (i) will be an El Paso Group Employee or El Paso Director or is a Legacy Award Holder and (ii) holds, immediately prior to the Effective Time, one or more El Paso Options shall have each such El Paso Option adjusted such that (A) the number of shares of El Paso Common Stock subject to such adjusted El Paso Option shall equal (rounded down to the nearest whole share) the product of (i) the number of shares of El Paso Common Stock subject to the El Paso Option immediately prior to the Effective Time and (ii) a fraction, the numerator of which is the Pre-Distribution El Paso Share Price and the denominator of which is the Post-Distribution El Paso Share Price (the “El Paso Option Conversion Ratio”), and (B) the exercise price of such adjusted El Paso Option shall equal (rounded up to the nearest whole cent) the exercise price of the pre-adjustment El Paso Option divided by the El Paso Option Conversion Ratio.  Each such adjusted El Paso Option is referred to herein as a “Post-Distribution El Paso Option.”  El Paso (or one or more of the El Paso Entities, as designated by El Paso) shall be responsible for (i) the satisfaction of all Tax reporting and withholding requirements in respect of the exercise of Post-Distribution El Paso Options and

(ii) remitting the appropriate Tax or withholding amounts to the appropriate taxing authorities in respect of the exercise of Post-Distribution El Paso Options.  Except as provided in the foregoing provisions of this Section 3.3(b), Post-Distribution El Paso Options shall have terms that are in all material respects identical (including with respect to vesting) to the terms of the El Paso Options prior to their adjustment pursuant to this Section 3.3(b).

(c)           Adjustments to Preserve Fair Value.  In addition to the adjustment described in Section 3.3(b), El Paso may, in its sole discretion, grant additional equity awards to each El Paso Group Employee and El Paso Director under the El Paso Equity Plans to preserve the pre-adjustment value of any El Paso Options held by such El Paso Group Employee or El Paso Director immediately prior to the Effective Time, with such value being determined in a manner consistent with the methodology used for reporting option and other equity award values in El Paso’s financial statements.

Section 3.4             Performance-Based Awards.

(a)           EP Energy Group Employees.  Each grantee under any of the El Paso Equity Plans who will be an EP Energy Group Employee and who holds, as of immediately prior to the Effective Time, one or more El Paso Performance Awards shall receive, on or as soon as practicable following the last to occur of the Effective Time and the S-8 Effective Date, as a replacement award in substitution for each such El Paso Performance Award (which shall be cancelled), a number of Replacement EP Energy RSAs under the EP Energy New Equity Plan based on a projection of the portion of such El Paso Performance Award which would have otherwise vested at the end of the performance period applicable to such El Paso Performance Award if the Distribution had not occurred, which projection shall be determined utilizing a Monte Carlo simulation of the expected TSR performance of El Paso and El Paso’s peer group for such performance period, with such Monte Carlo simulation being conducted under the authority of the El Paso Compensation Committee as of the Effective Time (the “Deemed Vesting Computation”).  In each case, the number of shares of EP Energy Common Stock in respect of the Replacement EP Energy RSA shall be equal (rounded down to the nearest whole share) to (x) divided by (y), where (x) is the Pre-Distribution El Paso Share Price multiplied by the number of shares of El Paso Common Stock subject to the portion of the El Paso Performance Award which would have vested based on the Deemed Vesting Computation, and (y) is the Post-Distribution EP Energy Share Price.  Such Replacement EP Energy RSAs shall vest no earlier than the end of the applicable performance period underlying the portion of the original El Paso Performance Award in respect of which such Replacement EP Energy RSAs are granted, subject solely to continued service with EP Energy through each such date, except as provided otherwise in the grant agreement for such award; it being understood that any cash or stock dividends declared with respect to shares of EP Energy Common Stock in respect of such Replacement EP Energy RSAs (and dividend equivalents accrued prior to the Effective Time in respect of the underlying El Paso Performance Awards) shall accrue (or, in the case of such dividend equivalents, continue to accrue) and not be paid until the times and to the extent that the Replacement EP Energy RSAs attributable to such dividends vest, at which time such accrued dividends shall be paid 100% in cash.  Except as otherwise provided in the Transition Services Agreement, EP Energy shall be responsible for (i) the satisfaction of all Tax reporting and withholding requirements in respect of the vesting of Replacement EP Energy RSAs and

(ii) remitting the appropriate Tax or withholding amounts to the appropriate taxing authorities in respect thereof.

(b)           El Paso Group Employees.  Each grantee under any of the El Paso Equity Plans who will be an El Paso Group Employee and who holds, immediately prior to the Effective Time, one or more El Paso Performance Awards shall receive, effective as of immediately prior to the Effective Time, as a replacement award in substitution for each such El Paso Performance Award (which shall be cancelled), a number of restricted shares of El Paso Common Stock under one or more El Paso Equity Plans equal to the number of shares of El Paso Common Stock which would have vested under the El Paso Performance Award based on the Deemed Vesting Computation.  In addition, in lieu of receiving any restricted shares of EP Energy Common Stock in connection with the Distribution in respect of such restricted shares of El Paso Common Stock, each such grantee shall receive a number of Additional El Paso RSAs under one or more of the El Paso Equity Plans.  In each case, the number of shares of El Paso Common Stock in respect of an Additional El Paso RSA shall be equal (rounded down to the nearest whole share) to the product of (x) and (y), where (x) is the number of restricted shares of El Paso Common Stock issued in respect of the applicable El Paso Performance Award pursuant to the first sentence of this Section 3.4(b) and (y) is equal to (a) the Pre-Distribution El Paso Share Price minus the Post-Distribution El Paso Share Price, divided by (b) the Post-Distribution El Paso Share Price.  The restricted shares of El Paso Common Stock and Additional El Paso RSAs issued pursuant to this Section 3.4(b) shall vest no earlier than the end of the applicable performance period underlying the portion of the original El Paso Performance Award in respect of which such restricted shares of El Paso Common Stock and Additional El Paso RSAs are granted, subject solely to continued service with El Paso through each such date, except as provided otherwise in the grant agreement for such award; it being understood that any cash or stock dividends declared with respect to the restricted shares of El Paso Common Stock and Additional El Paso RSAs issued pursuant to this Section 3.4(b) (and dividend equivalents accrued prior to the Effective Time in respect of the underlying El Paso Performance Awards) shall accrue (or, in the case of such dividend equivalents, continue to accrue) and not be paid until the times and to the extent that such restricted shares of El Paso Common Stock and Additional El Paso RSAs attributable to such dividends vest, at which time such accrued dividends shall be paid 100% in cash.  El Paso shall be responsible for (i) the satisfaction of all Tax reporting and withholding requirements in respect of the vesting of restricted shares of El Paso Common Stock and Additional El Paso RSAs issued pursuant to this Section 3.4(b) and (ii) remitting the appropriate Tax or withholding amounts to the appropriate taxing authorities in respect thereof.

Section 3.5             Section 16(b) of the Exchange Act; Code Sections 162(m) and 409A.

(a)           The respective Boards of Directors of El Paso and EP Energy intend to exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, in accordance with applicable interpretive authority issued by the Securities and Exchange Commission thereunder, all acquisitions and dispositions of equity incentive awards by directors and officers of each of El Paso and EP Energy, and the respective Boards of Directors of El Paso and EP Energy also intend to expressly approve, in respect of any equity-based award, the use of any method for the payment of an exercise price and the satisfaction of any applicable Tax withholding (specifically including the actual or constructive tendering of shares in payment of an exercise price and the withholding of option shares from delivery in satisfaction of applicable Tax withholding requirements) to the extent such method is permitted under the applicable El Paso Equity Plan and award agreement.

(b)           Notwithstanding anything in this Agreement to the contrary (including the treatment of supplemental and deferred compensation plans, outstanding long-term incentive awards and annual incentive awards as described herein), El Paso and EP Energy agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income Tax deduction for the payment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation is, to the extent prescribed under the terms of the applicable plan and award agreement, not limited by reason of Section 162(m) of the Code, and (ii) the treatment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a penalty Tax under Section 409A of the Code.

Section 3.6             Bonus and Equity Grants for 2011 Performance.

(a)           El Paso Group Employees and EP Energy Group Employees who are eligible to participate shall, notwithstanding the Distribution, continue to participate during fiscal year 2011 in the El Paso Group annual bonus plans (the “El Paso Annual Bonus Plans”) for fiscal year 2011 pursuant to the applicable terms and conditions of this Section 3.6.  The level of attainment of bonuses granted to El Paso Group Employees and EP Energy Group Employees under the El Paso Annual Bonus Plans in respect of fiscal year 2011 will be measured as of December 31, 2011, based upon the attainment of the applicable performance goals in respect of such bonuses, including, to the extent applicable, the performance of the El Paso Group and the EP Energy Group on a consolidated basis.

(b)           El Paso Group Employees and EP Energy Group Employees who are eligible to be granted long-term equity awards in the form of performance-granted restricted stock under El Paso’s long-term equity program in effect as of the Effective Time shall, notwithstanding the Distribution, continue to participate in such program for fiscal year 2011 (the “2011 LTI Program”) pursuant to the applicable terms and conditions of this Section 3.6.  With respect to any equity award granted under the 2011 LTI Program to an EP Energy Group Employee or El Paso Group Employee during the first half of fiscal year 2012 the grant of which is contingent upon the level of attainment of TSR, the applicable TSR performance period in respect of such award shall end on the earlier of December 31, 2011 or the last trading day immediately preceding the Effective Time (the “TSR Measurement Time”), with the TSR for the applicable performance period calculated based upon the average of the closing trading price on the NYSE of a share of El Paso Common Stock and the closing trading price of a share of common stock of each member of El Paso’s peer group for the twenty (20) trading days immediately prior to the TSR Measurement Time (which, for the avoidance of doubt, shall include the date on which the TSR Measurement Time occurs if the TSR Measurement Time occurs on a trading day).  Equity awards granted in respect of El Paso Common Stock to El Paso Group Employees pursuant to the 2011 LTI Program shall be issued under the El Paso Equity Plan, and equity awards granted in respect of EP Energy Common Stock to EP Energy Group Employees pursuant to the 2011 LTI Program shall be issued under the EP Energy New Equity Plan.  In each case, El Paso and

EP Energy shall take all reasonable action to provide that grants made under the 2011 LTI Program to El Paso Group Employees and EP Energy Group Employees, respectively, following the Effective Time shall generally be consistent with El Paso’s long-term equity program in effect for such Employees immediately prior to the Effective Time; provided, however, that each of El Paso and EP Energy shall, with respect to El Paso Group Employees and EP Energy Group Employees, respectively, have discretion to change the form of equity awards granted under the 2011 LTI Program to such Employees to the extent permissible under the terms and conditions of the El Paso Equity Plan and the EP Energy New Equity Plan, respectively, and as would not result in a violation of any applicable stock exchange listing standard.

(c)           The El Paso Compensation Committee and the EP Energy Compensation Committee shall, with respect to any annual bonuses and equity awards granted to EP Energy Employees in respect of fiscal year 2011 described in this Section 3.6, consult with respect to (i) the level of attainment of such awards and (ii) whether any discretionary adjustments are appropriate in determining such level of attainment, in each case of (i) and (ii) to the extent permitted pursuant to the terms and conditions of the El Paso Annual Bonus Plans and the 2011 LTI Program, to the extent applicable.  Following such consultation, the El Paso Compensation Committee shall determine the level of attainment and the nature and extent of any such adjustments in respect of such awards; provided in each case that such determinations and adjustments shall be made under the El Paso Annual Bonus Plans and the 2011 LTI Program in a manner reasonably consistent for both El Paso Group Employees and EP Energy Group Employees, as determined by the El Paso Compensation Committee in its sole discretion.

(d)           Annual cash bonuses in respect of fiscal year 2011 shall be paid to eligible El Paso Group Employees and EP Energy Group Employees by El Paso (or an El Paso Entity designated by El Paso) and EP Energy (or an EP Energy Entity designated by EP Energy), respectively, at the times such bonuses are generally payable under the terms of the El Paso Annual Bonus Plans, and EP Energy (or an EP Energy Entity designated by EP Energy) shall be responsible to fund all obligations relating to any cash bonuses granted under the El Paso Annual Bonus Plans unpaid as of the Effective Time that any EP Energy Group Employee is eligible to receive with respect to fiscal year 2011.

Section 3.7             EP Energy Incentive Plans.

(a)           Not later than the Effective Time, EP Energy shall have adopted a plan that will provide annual bonus or short-term cash incentive compensation opportunities for EP Energy Group Employees that are substantially similar to the opportunities provided to such Employees immediately prior to the Effective Time (the “EP Energy Short-Term Incentive Plan”), subject to EP Energy’s right to amend such plan after the Effective Time in accordance with the terms thereof.  The EP Energy Short-Term Incentive Plan shall be approved prior to the Effective Time by El Paso, as the sole shareholder of EP Energy.

(b)           Not later than the Effective Time, EP Energy shall have adopted the EP Energy New Equity Plan.  The EP Energy New Equity Plan shall be approved prior to the Effective Time by El Paso, as the sole shareholder of EP Energy.

(c)           For the avoidance of doubt, (i) the EP Energy Group shall be solely responsible for funding, paying, and discharging all obligations relating to any annual cash bonuses and short- and long-term incentive awards that any EP Group Employee is eligible to receive under any EP Energy Group annual bonus and other short-term incentive compensation plans or equity compensation plans with respect to periods beginning on or after the Effective Time, including the EP Energy Short-Term Incentive Plan and the EP Energy New Equity Plan, and no El Paso Entity shall have any obligations with respect thereto, and (ii) the El Paso Group shall be solely responsible for funding, paying, and discharging all obligations relating to (A) any annual cash bonuses and short- and long-term incentive awards that any El Paso Group Employee is eligible to receive under any El Paso Annual Bonus Plans and (B) any equity grants under the El Paso Equity Plans, in each case with respect to periods beginning on or after the Effective Time, and no EP Energy Entity shall have any obligations with respect thereto.

Section 3.8             Form S-8.  Upon or as soon as reasonably practicable after the Effective Time and subject to applicable Law, EP Energy shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering under the Securities Act the offering of a number of shares of EP Energy Common Stock at a minimum equal to the number of shares subject to the Replacement EP Energy RSAs, the Replacement EP Energy Options and options to purchase shares of EP Energy Common Stock granted under the EP Energy Employee Stock Purchase Plan.  EP Energy shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby to be maintained) as long as any Replacement EP Energy RSAs, Replacement EP Energy Options and options to purchase shares of EP Energy Common Stock granted under the EP Energy Employee Stock Purchase Plan remain outstanding.

Section 3.9             Employee Stock Purchase Plan.  With respect to the El Paso Employee Stock Purchase Plan (the “ESPP”), the Board of Directors of El Paso (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate to provide that, with respect to EP Energy Group Employees who are participants in the ESPP as of immediately prior to the Effective Time, (i) all payroll deductions under the ESPP shall cease following the last payroll payment date in the month immediately prior to month in which the Effective Time occurs, and (ii) the last “Trading Day” (as defined in the ESPP) in the month immediately prior to month in which the Effective Time occurs shall be the final “Exercise Date” (as defined in the ESPP) with respect to EP Energy Group Employees.  Effective as of the Effective Time, EP Energy shall have adopted the EP Energy Employee Stock Purchase Plan.  The EP Energy Employee Stock Purchase Plan shall be approved not later than the Effective Time by El Paso, as the sole shareholder of EP Energy.

ARTICLE IV
PENSION PLANS

Section 4.1             Termination of Participation in El Paso Pension Plan.  Each EP Energy Group Employee who, as of immediately prior to the Effective Time, is a participant in the El Paso Pension Plan (and each alternate payee or beneficiary of such person) (the “EP Energy Pension Beneficiaries”) shall, effective as of the Effective Time, cease active participation in the El Paso Pension Plan and be deemed to have separated from service from the El Paso Group for purposes thereof.  For the avoidance of doubt, an EP Energy Pension Beneficiary shall not accrue benefits under the El Paso Pension Plan at any time after the Effective Time.  Effective as of the Effective Time, each EP Energy Pension Beneficiary’s accrued benefit under the El Paso Pension Plan as of the Effective Time shall be 100% vested.  Each such EP Energy Pension Beneficiary shall be eligible for a distribution of benefits under the El Paso Pension Plan in accordance with the terms thereof as of the Effective Time.

Section 4.2             Liability for Benefits and Funding Under El Paso Pension Plan.  The El Paso Group and the El Paso Master Trust shall retain all Assets and Liabilities in respect of benefit obligations under the El Paso Pension Plan; provided, however, that the EP Energy Group shall be responsible for payment of a portion of the Shared Liabilities in respect of the El Paso Pension Plan to the extent set forth pursuant to the terms and conditions of Schedule 2.10(a) of the Separation Agreement.

ARTICLE V
SAVINGS PLANS

Section 5.1             General Principles. No later than the Effective Time, EP Energy shall establish and adopt a qualified employee cash or deferred arrangement under Section 401(k) of the Code (the “EP Energy Retirement Savings Plan”) intended to be qualified under Section 401(a) of the Code and containing provisions that will provide benefits for each EP Energy Group Employee who is a participant in the El Paso Retirement Savings Plan as of immediately prior to the Effective Time (and each beneficiary and alternate payee of such person) (collectively, the “EP Energy Retirement Savings Plan Beneficiaries”) which are substantially similar (except as provided in this Article V) to those in effect for the EP Energy Retirement Savings Plan Beneficiaries under the El Paso Retirement Savings Plan as of the date of transfer of Assets and Liabilities with respect to such plan (as described below).  Each EP Energy Group Employee who was an active participant in the El Paso Retirement Savings Plan immediately prior to the Effective Time shall participate in the EP Energy Retirement Savings Plan effective as of immediately after the Effective Time.  For the avoidance of doubt, EP Energy Retirement Savings Plan Beneficiaries shall not make or receive additional contributions under the El Paso Retirement Savings Plan after the Distribution Date, other than as described in the first sentence of Section 5.3, and El Paso Group Employees and Former Employees who participate in (or who have a remaining account balance under) the El Paso Retirement Savings Plan as of immediately prior to the Effective Time (collectively, the “El Paso Retirement Savings Plan Beneficiaries”) shall not participate in the EP Energy Retirement Savings Plan at any time.  The EP Energy Group shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the EP Energy Retirement Savings Plan.  The El Paso Group shall have no fiduciary, funding or other obligations with respect to the EP Energy Retirement Savings Plan, except with respect to making any transfer of Assets and Liabilities pursuant to this Agreement and with respect to any contributions associated with such transfer of Assets and Liabilities pursuant to the first sentence of Section 5.3.

Section 5.2             Treatment of EP Energy Common Stock and El Paso Common Stock.

(a)           EP Energy Common Stock Fund; EP Energy Common Stock Held in El Paso Retirement Savings Plan Accounts.  The EP Energy Retirement Savings Plan will provide, effective as of the Effective Time: (i) for the establishment of an EP Energy Common Stock fund; (ii) that such EP Energy Common Stock fund shall receive a transfer of and hold all shares of EP Energy Common Stock distributed in connection with the Distribution in respect of El Paso Common Stock held in El Paso Retirement Savings Plan accounts of EP Energy Retirement Savings Plan Beneficiaries; and (iii) that, following the Effective Time, contributions made by or on behalf of EP Energy Retirement Savings Plan Beneficiaries may be allocated to the EP Energy Common Stock fund; provided, however, EP Energy may in its discretion provide that the EP Energy Common Stock fund shall no longer be offered as an investment alternative under the EP Energy Retirement Savings Plan at any time.  Shares of EP Energy Common Stock distributed in connection with the Distribution in respect of shares of El Paso Common Stock held in El Paso Retirement Savings Plan accounts of El Paso Retirement Savings Plan Beneficiaries shall be deposited in an EP Energy Common Stock fund under the El Paso Retirement Savings Plan, and El Paso Retirement Savings Plan Beneficiaries will be prohibited from increasing their holdings in such EP Energy Common Stock fund under the El Paso Retirement Savings Plan and may elect to liquidate their holdings in such EP Energy Common Stock fund and invest those monies in any other investment fund offered under the El Paso Retirement Savings Plan.  Any shares of EP Energy Common Stock held in El Paso Retirement Savings Plan accounts of EP Energy Retirement Savings Plan Beneficiaries shall be transferred in kind to the trust underlying the EP Energy Retirement Savings Plan pursuant to Section 5.3 of this Agreement.  EP Energy Common Stock, if any, held in the trust underlying the El Paso Retirement Savings Plan in respect of El Paso Retirement Savings Plan Beneficiaries shall be liquidated in full, in a manner intended to not result in a significant impact on the trading price of EP Energy Common Stock, on or around December 31, 2012, and any proceeds in respect of such liquidated EP Energy Common Stock shall, unless directed otherwise by any El Paso Retirement Savings Plan Beneficiary pursuant to the terms and conditions of the El Paso Retirement Savings Plan, be automatically invested by the trustee of the trust underlying the El Paso Retirement Savings Plan in one or more qualified default investment alternatives then offered under the El Paso Retirement Savings Plan.

(b)           El Paso Common Stock Held in El Paso Retirement Savings Plan Accounts.  Shares of El Paso Common Stock held in El Paso Retirement Savings Plan accounts of EP Energy Retirement Savings Plan Beneficiaries shall be transferred in kind to an El Paso Common Stock Fund under the EP Energy Retirement Savings Plan pursuant to Section 5.3 of this Agreement.  EP Energy Retirement Savings Plan Beneficiaries will be prohibited from increasing their holdings in El Paso Common Stock under such El Paso Common Stock Fund and may elect to liquidate their holdings in such El Paso Common Stock Fund and invest those monies in any other investment fund offered under the EP Energy Retirement Savings Plan.  El Paso Common Stock, if any, held in the trust underlying the EP Energy Retirement Savings Plan shall be liquidated in full, in a manner intended to not result in a significant impact on the trading price of El Paso Common Stock, on or around December 31, 2012, and any proceeds in respect of such liquidated El Paso Common Stock shall, unless directed otherwise by any EP Energy Retirement Savings Plan Beneficiary pursuant to the terms and conditions of the EP Energy Retirement Savings Plan, be automatically invested by the trustee of the trust underlying the EP Energy Retirement Savings Plan in one or more qualified default investment alternative investment funds then offered under the EP Energy Retirement Savings Plan.

Section 5.3             Transfer of Accounts.  All contributions accrued by EP Energy Retirement Savings Plan Beneficiaries under the El Paso Retirement Savings Plan (including employee deferrals, matching contributions, profit-sharing contributions and employer non-elective contributions) through the Effective Time, determined pursuant to the terms and provisions of the El Paso Retirement Savings Plan, ERISA, and the Code, and based on all service performed and compensation accrued prior to the Effective Time, and which have not been deposited prior to the Effective Time, shall be deposited by El Paso (or an El Paso Entity) to the trust under the El Paso Retirement Savings Plan as soon as administratively feasible following the Effective Time.  For the avoidance of doubt, such contributions shall be determined without taking into account any requirement in the El Paso Retirement Savings Plan that a participant remain employed on any date following the Effective Time in order to qualify therefor.  As soon as reasonably practicable after the date such contributions are made, El Paso shall cause to be transferred from the trust under the El Paso Retirement Savings Plan to the trust under the EP Energy Retirement Savings Plan the aggregate amount that is credited to the accounts of the EP Energy Retirement Savings Plan Beneficiaries as of the date of transfer, but not less than or more than permitted by applicable Law, as determined by El Paso.  The transfer shall, to the extent reasonably practicable, be an in-kind transfer, subject to the reasonable consent of the trustee of the EP Energy Retirement Savings Plan trust and shall include the transfer of the aggregate Assets held in the accounts in respect of each EP Energy Retirement Savings Plan Beneficiary under the El Paso Retirement Savings Plan and any participant loan notes held under such plan, including any shares of El Paso Common Stock and shares of EP Energy Common Stock.  Any transfers of Assets pursuant to this Section 5.3 shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(1)-1, Section 401(a)(12) of the Code, and Section 208 of ERISA.  Effective upon the transfer of account balances from the trust under the El Paso Retirement Savings Plan to the trust under the EP Energy Retirement Savings Plan, EP Energy (acting directly or through its Affiliates) shall cause the EP Energy Retirement Savings Plan to recognize and maintain all El Paso Retirement Savings Plan elections, including, but not limited to, deferral, investment, and payment form elections, dividend elections, beneficiary designations, and the rights of “alternate payees” under qualified domestic relations orders with respect to EP Energy Retirement Savings Plan Beneficiaries, to the extent such election or designation is available under the EP Energy Retirement Savings Plan.

Section 5.4             Tax Qualified Status.  EP Energy will take all steps and make any necessary filings with the IRS to establish and maintain the EP Energy Retirement Savings Plan so that it is qualified under Section 401(a) of the Code and the related trust is tax-exempt under Section 501(a) of the Code, including seeking and obtaining a favorable determination letter from the IRS as to such qualification.

Section 5.5             Retirement Savings Plan 2012 Employer Contributions.

(a)           To the extent permitted by applicable Law and as would not result in an adverse tax impact with respect to the El Paso Retirement Savings Plan, El Paso (or an El Paso Entity designated by El Paso) shall, to the extent the applicable TSR performance goal is attained under the El Paso Retirement Savings Plan, make a discretionary matching contribution in the first quarter of 2012 to the El Paso Retirement Saving Plan account of each eligible El Paso Retirement Savings Plan Beneficiary in accordance with the discretionary matching contribution program under the El Paso Retirement Savings Plan in effect immediately prior to the Effective Time.  The applicable performance period for measuring such TSR performance goal for purposes of this Section 5.5(a) shall end at the TSR Measurement Time, with the TSR for such period calculated based upon the average of the closing trading price on the NYSE of a share of El Paso Common Stock and the closing trading price of a share of common stock of each member of El Paso’s peer group for the twenty (20) trading days immediately prior to the TSR Measurement Time (which, for the avoidance of doubt, shall include the date on which the TSR Measurement Time occurs if the TSR Measurement Time occurs on a trading day).

(b)           To the extent permitted by applicable Law and as would not result in an adverse tax impact with respect to the EP Energy Retirement Savings Plan, EP Energy (or an EP Energy Entity designated by EP Energy) shall make a discretionary employer contribution in the first quarter of 2012 to the EP Energy Retirement Savings Plan account of each eligible EP Energy Retirement Savings Plan Beneficiary who is an Employee of an EP Energy Entity on January 31, 2012, in an amount equal to the amount of the discretionary matching contribution such EP Energy Retirement Savings Plan Beneficiary would have otherwise received had such EP Energy Retirement Savings Plan Beneficiary been an El Paso Group Employee and remained an Employee of an El Paso Entity and continued to participate in the El Paso Retirement Savings Plan through January 31, 2012.

(c)           To the extent permitted by applicable Law and as would not result in an adverse tax impact with respect to the EP Energy Retirement Savings Plan, EP Energy (or an EP Energy Entity designated by EP Energy) shall make a non-elective employer contribution for 2012 to the EP Energy Retirement Savings Plan account of each EP Energy Group Employee eligible to participate in the EP Energy Retirement Savings Plan in an amount that approximates the amount that would have otherwise been credited as a pay credit pursuant to Section 4.1(a)(ii) of the El Paso Corporation Pension Plan to such eligible EP Energy Group Employee’s El Paso Pension Plan cash account during the El Paso Pension Plan’s 2012 plan year had such EP Energy Group Employee been an El Paso Group Employee and continued to participate in the El Paso Pension Plan as an Employee of an El Paso Entity through the last day of the El Paso Pension Plan’s 2012 plan year, or until such date as such Employee is no longer an EP Energy Group Employee, if earlier.

ARTICLE VI
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Section 6.1             Supplemental Executive Retirement Plan.  At or prior to the Effective Time, EP Energy shall establish and adopt a supplemental executive retirement pension plan (the “EP Energy SERP”) to provide each EP Energy Group Employee who was a participant in the El Paso SERP (and each alternate payee or beneficiary of such person) as of immediately prior to the Effective Time (the “EP Energy SERP Beneficiaries”) benefits in respect of service and compensation following the Effective Time substantially similar to those accrued with respect to such person under the El Paso SERP as of immediately prior to the Effective Time, subject to EP Energy’s ability to amend or terminate the EP Energy SERP in accordance with the terms thereof.  Each EP Energy Entity shall cease to be a participating employer in the El Paso SERP, and the EP Energy Group Employees shall no longer participate in the El Paso SERP, effective as of the Effective Time.  The Parties agree that for purposes of the El Paso SERP the employment of an EP Energy SERP Beneficiary shall not be considered to have terminated as a result of the Distribution or the transfer of employment from El Paso (or an El Paso Entity) to EP Energy (or an EP Energy Entity), and such employment shall only be considered to terminate for purposes of the EP Energy SERP when the employment of such EP Energy SERP Beneficiary with the EP Energy Group terminates in accordance with the terms of the EP Energy SERP and applicable Laws.

Section 6.2             Liability and Responsibility.  The Liabilities in respect of EP Energy SERP Beneficiaries under the El Paso SERP shall be assumed by the EP Energy Entity which sponsors the EP Energy SERP, effective as of the Effective Time.  EP Energy shall have sole responsibility for the administration of the EP Energy SERP and the payment of benefits thereunder to or on behalf of EP Energy Group Employees, and no El Paso Entity shall have any liability or responsibility therefor.  El Paso shall have sole responsibility for the administration of the El Paso SERP and the payment of benefits thereunder to or on behalf of El Paso Group Employees and Former Employees, and no EP Energy Entity shall have any liability or responsibility therefor.

ARTICLE VII
WELFARE PLANS

Section 7.1             Establishment of EP Energy Welfare Plans.  At or as soon as practicable after the Effective Time, EP Energy shall establish and adopt EP Energy Welfare Plans which will provide welfare benefits under the terms and conditions set forth in this Article VII to each EP Energy Group Employee who was a participant in any of the El Paso Welfare Plans (and their eligible spouses and dependents, as the case may be) (collectively, the “EP Energy Welfare Plan Participants”).  Except as provided below, the EP Energy Entities that were participating employers in the El Paso Welfare Plans on the Distribution Date (each, a “Participating EP Energy Employer”) shall, as of 11:59 p.m. Eastern Time on the last day of the month in which the Distribution occurs, withdraw from such participation, and, effective as of no later than the first day of the month following the month in which the Distribution occurs, each Participating EP Energy Employer shall adopt the EP Energy Welfare Plans.  Coverage and benefits under the EP Energy Welfare Plans shall then be provided to the EP Energy Welfare Plan Participants on an uninterrupted basis under the newly established EP Energy Welfare Plans which shall contain substantially the same benefit provisions as in effect under the corresponding El Paso Welfare Plans immediately prior to the Distribution.  As a result of withdrawal from participation in the El Paso Welfare Plans by the Participating EP Energy Employers, the EP Energy Welfare Plan Participants shall lose eligibility for coverage under the El Paso Welfare Plans as of 11:59 p.m. Eastern Time on the last day of the month in which the Distribution occurs.  For the avoidance of doubt, EP Energy Welfare Plan Participants shall not participate in any El Paso Welfare Plans after the time set forth in the immediately preceding sentence, and El Paso Group Employees and Former Employees shall not participate in any EP Energy Welfare Plans at any time.

Section 7.2             Transitional Matters Under EP Energy Welfare Plans.

(a)           Treatment of Claims Incurred.

(i)            Liability for Claims.  With respect to unpaid covered claims incurred on or prior to the last day of the month in which the Distribution occurs by any EP Energy Group Welfare Plan Participants under any El Paso Welfare Plans, including claims that are self-insured and claims that are fully insured through third-party insurance, El Paso shall retain and be responsible for the payment for such claims or shall cause such El Paso Welfare Plans to fully perform, pay and discharge all such claims, as the case may be.  No EP Energy Entity shall be responsible for any Liability with respect to any such claims.

(ii)           Claims Incurred.  For purposes of this Section 7.2(a), a claim is deemed to be incurred (A) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to the expense in respect of which such claim is made; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim; (C) with respect to short-term and long-term disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claim administrator; and (D) with respect to a period of continuous hospitalization, upon the date of admission to the hospital, unless otherwise provided under the terms of the applicable El Paso Welfare Plan.

(b)           Credit for Deductibles and Other Limits.  With respect to each EP Energy Welfare Plan Participant, the EP Energy Welfare Plans will give credit for the plan year in which the Distribution Date occurs for any amount paid, number of services obtained or provider visits by such EP Energy Welfare Plan Participant toward deductibles, out-of-pocket maximums, limits on number of services or visits, or other similar limitations to the extent such amounts are taken into account under the comparable El Paso Welfare Plan.  For purposes of any life-time maximum benefit limit payable to an EP Energy Welfare Plan Participant under any EP Energy Welfare Plan, the EP Energy Welfare Plans will recognize any claims paid by an El Paso Welfare Plan with respect to such participant to the same extent such expense payments or reimbursements would be recognized in respect of an active plan participant under the applicable El Paso Welfare Plan.

(c)           COBRA. EP Energy (or an EP Energy Entity designated by EP Energy) shall assume and satisfy all requirements under COBRA with respect to all EP Energy Group Employees (and their qualified beneficiaries) who experience a “qualifying event” within the meaning of Section 4980B(f)(3) of the Code after the last day of the month in which the Distribution occurs, and El Paso (or an El Paso Entity designated by El Paso) shall assume and satisfy all requirements under COBRA with respect to all EP Energy Group Employees (and their qualified beneficiaries) who experience such a qualifying event on or prior to the last day of the month in which the Distribution occurs.  El Paso (or an El Paso Entity designated by El Paso) shall assume and satisfy all requirements under COBRA with respect to all El Paso Group Employees and Former Employees (and their respective qualified beneficiaries) who experience a “qualifying event” within the meaning of Section 4980B(f)(3) of the Code at any time.

(d)           Employees on Leave.  For avoidance of doubt, effective as of the Effective Time, EP Energy shall assume and satisfy all Liabilities with respect to any EP Energy Group Employee who is as of the Effective Time on vacation or other approved leave of absence (including leave under FMLA or corresponding state Law, short-term disability, military leave and other approved leave, including Liabilities for salary continuation or paid leave); provided, however, that, as set forth in Section 7.2(a) above, El Paso shall continue to satisfy all Liabilities under any El Paso Welfare Plan for such EP Energy Group Employees which are incurred on or prior to the last day of the month in which the Distribution occurs.

Section 7.3             Continuity of Benefits, Benefit Elections and Beneficiary Designations.

(a)           Benefit Elections and Designations.  As of the first day of the month after the month in which the Distribution occurs (or such other date provided for under subsection 7.3(b)), EP Energy shall cause the EP Energy Welfare Plans to recognize and give effect to all elections and designations (including all coverage and contribution elections and beneficiary designations) made by each EP Energy Welfare Plan Participants under, or with respect to, the corresponding El Paso Welfare Plan for the plan year in which the Distribution occurs.  Notwithstanding the foregoing, nothing in this Section 7.3(a) will prohibit EP Energy from soliciting or causing the solicitation of new election forms from EP Energy Welfare Plan Participants to be effective under the EP Energy Welfare Plan as of the first day of the month after the month in which the Distribution occurs.

(b)           Additional Details Regarding Flexible Spending Accounts.  Pursuant to Section 7.1, at or as soon as practicable after the Effective Time, EP Energy shall establish and adopt EP Energy Welfare Plans which will provide health care flexible spending account or dependent care flexible spending account benefits to EP Energy Welfare Plan Participants as of the first day of the month after the month in which the Distribution occurs.  To the extent any EP Energy Welfare Plan provides or constitutes a health care flexible spending account or dependent care flexible spending account (each an “EP Energy FSA”), such EP Energy Welfare Plan shall be effective as of the first day of the month after the month in which the Distribution occurs.  It is the intention of the Parties that all activity under an EP Energy Welfare Plan Participant’s flexible spending account with El Paso for the plan year in which the Distribution Date occurs be treated instead as activity under the corresponding EP Energy FSA.  Accordingly, (i) any period of participation by an EP Energy Welfare Plan Participant in an El Paso flexible spending account during the plan year in which the Distribution occurs (the “FSA Participation Period”) will be deemed a period when the EP Energy Welfare Plan Participant participated in the corresponding EP Energy FSA; (ii) all expenses incurred during the FSA Participation Period will be deemed incurred while the EP Energy Welfare Plan Participant’s coverage was in effect under the corresponding EP Energy FSA; and (iii) all elections and reimbursements made with respect to an FSA Participation Period under an El Paso flexible spending account will be deemed to have been made with respect to the corresponding EP Energy FSA.  Notwithstanding anything in this Section 7.3(b), on and after the first day of the month after the month in which the Distribution occurs, the EP Energy Group shall assume, and cause the EP Energy Welfare Plans to be solely responsible for, all claims by EP Energy Welfare Plan Participants under the applicable El Paso Welfare Plan flexible spending accounts that were incurred in the plan year in which the Distribution occurs, whether incurred prior to, on, or after the first day of the month after the month in which the Distribution occurs, that have not been paid in full as of the first day of the month after the month in which the Distribution occurs.

(c)           Additional Details Regarding Health Savings Accounts.  Pursuant to Section 7.1, at or as soon as practicable after the Effective Time, EP Energy shall establish and adopt EP Energy Welfare Plans which will provide health savings account benefits to EP Energy Welfare Plan Participants as of the first day of the month after the month in which the Distribution occurs.  To the extent any EP Energy Welfare Plan provides health savings account benefits, such EP Energy Welfare Plan shall be effective as of the first day of the month after the month in which the Distribution occurs.  It is the intention of the Parties that all activity in respect of an EP Energy Welfare Plan Participant’s health savings account benefits provided by El Paso for the year in which the Distribution occurs be treated instead as activity in respect of the corresponding EP Energy Welfare Plan Participant’s health savings account benefits provided by EP Energy for such year.

(d)           Additional Details Regarding Health Reimbursement Accounts.  Pursuant to Section 7.1, at or as soon as practicable after the Effective Time, EP Energy shall establish and adopt EP Energy Welfare Plans which will provide health reimbursement arrangement benefits to EP Energy Welfare Plan Participants as of the first day of the month after the month in which the Distribution occurs.  To the extent any EP Energy Welfare Plan provides or constitutes a health reimbursement account (each an “EP Energy HRA”), such EP Energy Welfare Plan shall be effective as of the first day of the month after the month in which the Distribution occurs.  It is the intention of the Parties that all activity under an EP Energy Welfare Plan Participant’s health reimbursement account with El Paso for the year in which the Distribution occurs be treated instead as activity under the corresponding EP Energy HRA.  Accordingly, (i) any period of participation by an EP Energy Welfare Plan Participant in an El Paso health reimbursement account during the plan year in which the Distribution occurs (the “HRA Participation Period”) will be deemed a period when the EP Energy Welfare Plan Participant participated in the corresponding EP Energy HRA; (ii) all expenses incurred during the HRA Participation Period will be deemed incurred while the EP Energy Welfare Plan Participant’s coverage was in effect under the corresponding EP Energy HRA; and (iii) all elections and reimbursements made with respect to an HRA Participation Period under an El Paso health reimbursement account will be deemed to have been made with respect to the corresponding EP Energy HRA.  Notwithstanding anything in this Section 7.3(d) to the contrary, on and after the first day of the month after the month in which the Distribution occurs, the EP Energy Group shall assume, and cause the EP Energy Welfare Plans to be solely responsible for, all claims by EP Energy Welfare Plan Participants under the applicable El Paso Welfare Plan health reimbursement accounts that were incurred in the plan year in which the Distribution occurs, whether incurred prior to, on, or after the first day of the month after the month in which the Distribution occurs, that have not been paid in full as of the first day of the month after the month in which the Distribution occurs.

(e)           Employer Non-elective Contributions.  As of the first day of the month after the month in which the Distribution occurs, EP Energy shall cause any EP Energy Welfare Plan that constitutes a “cafeteria plan” under Section 125 of the Code to recognize and give effect to all non-elective employer contributions credited toward coverage of an EP Energy Welfare Plan Participant under the corresponding El Paso Welfare Plan that is a cafeteria plan under Section 125 of the Code for the applicable plan year.

(f)            Waiver of Conditions or Restrictions.  Other than to the extent prohibited by applicable Law or a collective bargaining agreement, the EP Energy Welfare Plans will waive all limitations as to preexisting conditions, exclusions, service conditions, waiting period limitations or evidence of insurability requirements that would otherwise be applicable to any EP Energy Welfare Plan Participant following the last day of the month in which the Distribution occurs to the extent that such Employee had previously satisfied such limitation under the corresponding El Paso Welfare Plan.

Section 7.4             Insurance Contracts.  To the extent any El Paso Welfare Plan is funded through the purchase of an insurance contract or is subject to any stop loss contract, El Paso and EP Energy will cooperate and use their commercially reasonable efforts to replicate such insurance contracts for EP Energy (except to the extent changes are required under applicable state insurance Laws) and to maintain any pricing discounts or other preferential terms for both El Paso and EP Energy for a reasonable term.  Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party.  Each Party shall be responsible for any additional premiums, charges or administrative fees that such Party may incur pursuant to this Section 7.4.

Section 7.5             Third-Party Vendors.  Except as provided below, to the extent any El Paso Welfare Plan is administered by a third-party vendor, El Paso and EP Energy will cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for EP Energy and to maintain any pricing discounts or other preferential terms for both El Paso and EP Energy for a reasonable term.  Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party.  Each Party shall be responsible for any additional premiums, charges or administrative fees that such Party may incur pursuant to this Section 7.5.

Section 7.6             Claims Experience.  Notwithstanding the foregoing, El Paso and EP Energy shall use commercially reasonable efforts to ensure that any claims experience under the El Paso Welfare Plans attributable to EP Energy Welfare Plan Participants shall be available to the EP Energy Welfare Plans, to the extent permitted by any applicable privacy protection Law or regulations or Privacy Contracts.

Section 7.7             Retiree Welfare Plans.  Notwithstanding anything herein to the contrary, in respect of any El Paso Welfare Plan that provides retiree medical or other post-retirement benefits to eligible Employees: (i) no EP Energy Group Employee shall be eligible to receive such retiree benefits under any such El Paso Welfare Plan at or at any time after the Effective Time; and (ii) El Paso (or one or more members of the El Paso Group designated by El Paso) shall retain sole responsibility for the Liabilities associated therewith, and no EP Energy Entity shall have any Liability therefor.

Section 7.8             EP Energy Retiree Welfare Plans.  Pursuant to Section 7.1, at or as soon as practicable after the Effective Time, EP Energy shall establish and adopt EP Energy Welfare Plans that will provide retiree medical benefits to eligible EP Energy Welfare Plan Participants at and after the Effective Time, which benefits may be access-only or unsubsidized, and subject to EP Energy’s right to amend, modify or terminate such plan in accordance with its terms and as permitted by applicable Law.

Section 7.9             EP Energy Select Plus Program.  Pursuant to Section 7.1, at or as soon as practicable after the Effective Time, EP Energy shall establish and adopt EP Energy Welfare Plans that provide medical benefits in connection with defined catastrophic conditions for EP Energy Welfare Plan Participants in a manner that is substantially similar to the El Paso Select

Plus Program as of immediately prior to the Effective Time (the “EP Energy Select Plus Program”), subject to EP Energy’s right to amend, modify or terminate the EP Energy Select Plus Program in accordance with this Section 7.9, its terms and as permitted by applicable Law.  Any EP Energy Group Employee who is a participant under the El Paso Select Plus Program as of the last day of the month in which the Distribution occurs will cease participation in the El Paso Select Plus Program and commence participation in the EP Energy Select Plus Program as of the first day of the month after the month in which the Distribution occurs and, with respect to such EP Energy Welfare Plan Participants, no such amendment, modification, or termination may be made which would impair the rights of such EP Energy Welfare Plan Participants or reduce the coverage or benefits provided under the EP Energy Select Plus Program to such EP Energy Welfare Plan Participants for the five (5)-year period commencing as of the first day of the month after the month in which the participant commenced participation in the El Paso Select Plus Program.  With respect to EP Energy Welfare Plan Participants who were not participants in the El Paso Select Plus Program as of the last day of the month in which the Distribution occurs (and any other individuals who become employees of an EP Energy Entity after the Distribution and who were not employees of an El Paso Entity or EP Energy Entity prior to the Distribution) and who commence participation in the EP Energy Select Plus Program following the Distribution, no such amendment, modification, or termination may be made which would impair the rights of such EP Energy Welfare Plan Participants or individuals or reduce the coverage or benefits provided under the EP Energy Select Plus Program to such EP Energy Welfare Plan Participants or individuals for the five (5)-year period commencing as of the first day of the month after the month in which the participant commenced participation in the EP Energy Select Plus Program.

ARTICLE VIII
WORKERS’ COMPENSATION AND UNEMPLOYMENT COMPENSATION

Section 8.1             EP Energy Workers’ and Unemployment Compensation.  Effective as of the Effective Time, EP Energy shall have (and, to the extent it has not previously had such obligations, EP Energy shall assume) the obligations for all claims and Liabilities relating to workers’ compensation and unemployment compensation benefits for all EP Energy Group Employees relating to, arising out of or in connection with any claim that results from an accident, incident or event occurring, or from an occupational disease that becomes manifest: (i) at or after the Effective Time; and (ii) before the Effective Time, in the case of (ii) to the extent that such claims and Liabilities were, as of immediately prior to the Effective Time, self-insured (including through any captive insurance arrangement provided by Mount Franklin) by El Paso (or an El Paso Entity); it being understood in the case of (ii) that any claims and Liabilities in excess of such self-insured component shall continue to be covered by El Paso’s third-party insurance coverage provider.   Effective as of the Effective Time, EP Energy will be responsible for (a) obtaining workers’ compensation insurance, including providing all collateral required by the insurance carriers and (b) establishing new or transferred unemployment insurance employer accounts, policies and claims handling contracts with the applicable government agencies.  To the extent that such insurance coverage cannot be either assigned to or obtained by EP Energy, in respect of claims and Liabilities otherwise to be assumed by EP Energy pursuant to this Section 8.1, El Paso shall remain primarily liable for such claims and Liabilities, but EP Energy shall indemnify and hold harmless El Paso for any such claims and Liabilities.  If the preceding sentence applies, then at one or more mutually agreed upon dates, El Paso’s Actuary will determine the present value of such claims and Liabilities and EP Energy shall reimburse El Paso for that amount.

Section 8.2             El Paso Workers’ and Unemployment Compensation.  El Paso shall retain the obligations for all claims and Liabilities relating to workers’ compensation and unemployment compensation benefits for all El Paso Group Employees and Former Employees.

Section 8.3             Assignment of Contribution Rights.  El Paso will transfer and assign (or cause another El Paso Entity to transfer and assign) to an EP Energy Entity all rights to seek contribution or damages from any applicable third party (such as a third party who aggravates an injury to a worker who makes a workers’ compensation claim) with respect to any workers’ compensation claim for which EP Energy is responsible for pursuant to this Article VIII.  EP Energy will transfer and assign (or cause another EP Energy Entity to transfer and assign) to an El Paso Entity all rights to seek contribution or damages from any applicable third party (such as a third party who aggravates an injury to a worker who makes a workers’ compensation claim) with respect to any workers’ compensation claim for which El Paso is responsible for pursuant to this Article VIII.

Section 8.4             Cooperation.  EP Energy and El Paso shall use commercially reasonable efforts to provide that workers’ compensation and unemployment insurance costs are not adversely affected for either of them by reason of the Distribution.

ARTICLE IX
RETENTION, SEVERANCE AND OTHER MATTERS

Section 9.1             Retention Agreements.

(a)           EP Energy Obligations.  Effective as of the Effective Time, EP Energy hereby assumes El Paso’s rights and obligations arising under any retention agreements entered into by an El Paso Entity with an EP Energy Group Employee or any Former EP Energy Group Employee and agrees to honor the terms and conditions of those agreements as a successor under the terms of such agreements.  Except for EP Energy’s assumption of the retention agreements as described above and changes necessary to reflect a new employer in connection with such assumption, the terms of the retention agreements shall be unaffected.

(b)           El Paso Obligations.  El Paso shall continue to be responsible for and remain obligated under any retention agreements entered into by an El Paso Entity with an El Paso Group Employee or a Former El Paso Group Employee and agrees to honor the terms and conditions of those agreements.

Section 9.2             Severance.  As of and following the Effective Time, El Paso shall have no Liability or obligation under any El Paso severance plan or policy, including the El Paso Severance Pay Plan, with respect to EP Energy Group Employees.  By no later than the Effective Time, EP Energy shall adopt a severance plan under which EP Energy Group Employees who, immediately prior to the Effective Time, are participants in any El Paso severance plan or policy, including the El Paso Severance Pay Plan, shall be eligible to participate immediately following the Effective Time.  Such plan will provide terms and conditions for the twelve (12)-month period immediately following the Effective Time that are no less favorable than the terms and conditions provided under the applicable El Paso severance plan or policy, including the El Paso Severance Pay Plan, in which such EP Energy Group Employees participated immediately prior to the Effective Time.  For the avoidance of doubt and except as otherwise provided under Section 4.1, the Distribution and the assignment, transfer or continuation of the employment of EP Energy Group Employees contemplated by Section 2.1 shall not be deemed a severance of employment for purposes of this Agreement and any El Paso severance plan or policy, including the El Paso Severance Pay Plan, and as of and following the Effective Time, EP Energy Employees shall not be eligible to receive any severance or other benefits under any El Paso severance plan or policy, including the El Paso Severance Pay Plan.

ARTICLE X
BENEFIT ARRANGEMENTS AND OTHER MATTERS

Section 10.1           Termination of Participation.  Except as otherwise provided under this Agreement (including but not limited to Article VII), effective as of immediately after the Effective Time, EP Energy Group Employees shall not be eligible to participate in any El Paso Benefit Plan.

Section 10.2           Accrued Time Off.  EP Energy shall recognize and assume all liability for all vacation, holiday, sick leave, flex days, personal days and paid-time off and other time-off benefits with respect to EP Energy Group Employees which accrued prior to the Effective Time, and EP Energy shall credit each EP Energy Group Employee with such accrual, in all events consistent with El Paso’s accrued time off policies as in effect immediately prior to the Effective Time.

Section 10.3           Leaves of Absence.  EP Energy will continue to apply the appropriate leave of absence policies applicable to inactive EP Energy Group Employees who are on an approved leave of absence as of the Effective Time.  Leaves of absence taken by EP Energy Group Employees prior to the Effective Time shall be deemed to have been taken as employees of an EP Energy Entity.

Section 10.4           Establishment of Other EP Energy-Sponsored Programs.    At or as soon as practicable after the Effective Time, EP Energy shall establish, adopt or facilitate programs that provide adoption assistance, educational assistance, transportation, voluntary legal, group home and auto insurance benefits (the “Other EP Energy-Sponsored Programs) under the terms and conditions set forth in this Section 10.4 to each eligible EP Energy Group Employee in a manner that is substantially similar to the El Paso-sponsored programs that provide adoption assistance, educational assistance, transportation, voluntary legal, group home and auto insurance benefits as of immediately prior to the Effective Time (the “Other El Paso-Sponsored Programs”), subject to EP Energy’s right to amend, modify or terminate the Other EP Energy-Sponsored Programs in accordance with their terms and applicable law.  Any EP Energy Group Employee who is a participant in the Other El Paso-Sponsored Programs as of the Effective Time will cease participation in the Other El Paso-Sponsored Programs as of the Effective Time.  For the avoidance of doubt, Other EP Energy-Sponsored Program participants shall not participate in any Other El Paso-Sponsored Programs after the time set forth in the immediately preceding sentence, and El Paso Group Employees and Former Employees shall not participate in any Other EP Energy-Sponsored Programs at any time.  To the extent any Other El Paso-

Sponsored Program is funded through the purchase of an insurance contract, El Paso and EP Energy will cooperate and use their commercially reasonable efforts to replicate such insurance contracts for EP Energy (except to the extent changes are required under applicable state insurance Laws) and to maintain any pricing discounts or other preferential terms for both El Paso and El Paso Energy for a reasonable term.  Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party.  Each Party shall be responsible for any additional premiums, charges or administrative fees that such Party may incur pursuant to this Section 10.4.

Section 10.5           Collective Bargaining Agreements.    As of and following the Effective Time, the El Paso Group shall have no Liability for collective bargaining agreements, collective agreements, multiemployer plans, pension and welfare plans and arrangements and trade union or works council agreements entered into by any El Paso Entity with any union, works council or other body representing only EP Energy Group Employees, and such agreements, plans and arrangements shall, to the extent permitted under applicable Law and their respective terms, be assigned from the applicable El Paso Entity to EP Energy (or an EP Energy Entity designated by EP Energy) effective as of the Effective Time.

Section 10.6           Director Programs.

(a)           Fees.  With respect to any El Paso Director, EP Energy Director, and El Paso — EP Energy Director, El Paso shall retain responsibility for the payment of any fees payable in respect of service on the Board of Directors of El Paso that are payable but not yet paid as of the Effective Time, and EP Energy shall not have any responsibility for any such payments.  With respect to any EP Energy Director or El Paso — EP Energy Director, EP Energy shall be responsible for the payment of any fees payable in respect of service on the Board of Directors of EP Energy that are earned at any time beginning on or after the Effective Time, and El Paso shall not have any responsibility for any such payments.  With respect to any El Paso Director or El Paso — EP Energy Director, El Paso shall be responsible for the payment of any fees payable in respect of service on the Board of Directors of El Paso that are earned at any time beginning on or after the Effective Time, and EP Energy shall not have any responsibility for any such payments.

(b)           Compensation Plan for Non-Employee Directors.

(i)            Adoption of EP Energy Non-Employee Director Compensation Plan.  At or prior to the Effective Time, EP Energy shall adopt a deferred compensation plan for EP Energy Directors and El Paso — EP Energy Directors that is substantially similar to the El Paso Non-Employee Director Compensation Plan as of immediately prior to the Effective Time (the “EP Energy Non-Employee Director Compensation Plan”), subject to EP Energy’s ability to amend or terminate the EP Energy Non-Employee Director Compensation Plan in accordance with the terms thereof.  The Parties agree that, for purposes of the El Paso Non-Employee Director Compensation Plan, the transfer of services of an EP Energy Director from the Board of Directors of El Paso to the Board of Directors of EP Energy (and, for the avoidance of doubt, the continuation of services of any El Paso Director and El Paso — EP Energy Director) in connection with the Distribution shall not be considered to be a cessation of services as a director or a separation from service (or such other similar term or phrase) within the meaning of the El Paso Non-Employee Director Compensation Plan, and the services of any such EP Energy Director shall only be deemed to cease for purposes of the EP Energy Non-Employee Director Compensation Plan when the services of such EP Energy Director cease in accordance with the terms of the EP Energy Non-Employee Director Compensation Plan and applicable Laws, as determined by the Board of Directors of EP Energy.

(ii)           Liability and Responsibility.  The Liabilities in respect of EP Energy Directors under the El Paso Non-Employee Director Compensation Plan shall be assumed by EP Energy and become subject to the EP Energy Non-Employee Director Compensation Plan, effective as of the Effective Time and following the adjustments described in Section 10.6(b)(iv)(B) below.  All other Liabilities under the El Paso Non-Employee Director Compensation Plan shall be retained by El Paso.  EP Energy shall have sole responsibility for the administration of the EP Energy Non-Employee Director Compensation Plan and the payment of benefits thereunder to or on behalf of EP Energy Directors and El Paso — EP Energy Directors, and no El Paso Entity shall have any liability or responsibility therefor.  El Paso shall have sole responsibility for the administration of the El Paso Non-Employee Director Compensation Plan and the payment of benefits thereunder to or on behalf of El Paso Directors and El Paso — EP Energy Directors, and no EP Energy Entity shall have any liability or responsibility therefor.

(iii)          Grantor Trust.  In connection with the assumption by EP Energy of the Liabilities under the El Paso Non-Employee Director Compensation Plan in respect of EP Energy Directors pursuant to Section 10.6(b)(ii) above, El Paso shall (or shall cause an El Paso Entity to), as soon as reasonably practicable but no later than forty-five (45) days after the Effective Time, transfer Assets in an amount equal to such Liabilities as of the Effective Time to a grantor trust established by EP Energy (or an EP Energy Entity designated by EP Energy) as of the Effective Time that is substantially similar to the grantor trust established by El Paso for purposes of funding the benefit obligations under the El Paso Non-Employee Director Compensation Plan.

(iv)          Adjustment of Memorandum Deferred Accounts in Respect of Treatment of Deferred Shares Credited Under El Paso Non-Employee Director Compensation Plan.  The “Memorandum Deferred Account” (as defined in the El Paso Non-Employee Director Compensation Plan) of each El Paso Director, EP Energy Director, and El Paso — EP Energy Director shall, in respect of any deferred shares of El Paso Common Stock notionally credited to such Memorandum Deferred Account under the El Paso Non-Employee Director Compensation Plan, be treated as follows:

(A)          each El Paso Director’s Memorandum Deferred Account shall, in respect of any deferred shares of El Paso Common Stock notionally credited to such El Paso Director’s Memorandum Deferred Account as of immediately prior to the Effective Time, be notionally credited with a number of additional deferred shares of El Paso Common Stock equal

(rounded down to the nearest whole share) to the product of (x) and (y), where (x) is the number of deferred shares of El Paso Common Stock notionally credited to the applicable El Paso Director’s Memorandum Deferred Account as of immediately prior to the Effective Time and (y) is equal to (a) the Pre-Distribution El Paso Share Price minus the Post-Distribution El Paso Share Price, divided by (b) the Post-Distribution El Paso Share Price;

(B)           each EP Energy Director’s Memorandum Deferred Account shall, in respect of any deferred shares of El Paso Common Stock notionally credited to such EP Energy Director’s Memorandum Deferred Account as of immediately prior to the Effective Time, be notionally credited with a number of deferred shares of EP Energy Common Stock equal (rounded down to the nearest whole share) to (x) divided by (y), where (x) is the Pre-Distribution El Paso Share Price multiplied by the number of deferred shares of El Paso Common Stock notionally credited to the applicable EP Energy Director’s Memorandum Deferred Account as of immediately prior to the Effective Time, and (y) is the Post-Distribution EP Energy Share Price; it being understood that such notional credits of deferred shares of EP Energy Common Stock made pursuant to this Section 10.6(b)(iv)(B) shall replace (and not be in addition to) the pre-adjustment notional credits of deferred shares of El Paso Common Stock; and

(C)           each El Paso — EP Energy Director’s Memorandum Deferred Account shall, in respect of any deferred shares of El Paso Common Stock notionally credited to such Memorandum Deferred Account as of immediately prior to the Effective Time, be notionally credited with a number of deferred shares of EP Energy Common Stock equal to the product of (x) the number of deferred shares of El Paso Common Stock notionally credited to the applicable El Paso — EP Energy Director’s Memorandum Deferred Account as of immediately prior to the Effective Time and (y) the number of shares of EP Energy Common Stock which would have been distributed in respect of each share of El Paso Common Stock notionally credited to such El Paso — EP Energy Director’s Memorandum Deferred Account in connection with the Distribution had such notional credits been actual shares of El Paso Common Stock.

Section 10.7           Restrictive Covenants in Employment and Other Agreements.

(a)           To the fullest extent permitted by the agreements described in this Section 10.7(a) and applicable Law, El Paso shall assign, or cause an applicable El Paso Entity to assign, to EP Energy or an EP Energy Entity, as designated by EP Energy, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between an El Paso Entity and an EP Energy Group Employee, with such assignment to be effective as of the Effective Time.  To the extent that assignment of such agreements is not permitted, effective as of the Effective Time, each EP Energy Entity shall be considered to be a successor to each El Paso Entity for purposes of, and a third-party beneficiary with respect to, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between an El Paso Entity and an EP Energy Group Employee, such that each EP Energy Entity shall enjoy all the rights and benefits under such agreements (including rights and benefits as a third-party beneficiary), with respect to the business operations of the EP Energy Group; provided, however, that in no event shall El Paso be permitted to enforce such restrictive covenant agreements against EP Energy Group Employees for action taken in their capacity as employees of an EP Energy Entity.

(b)           To the fullest extent permitted by the agreements described in this Section 10.7(b) and applicable Law, EP Energy shall assign, or cause an applicable EP Energy Entity to assign, to El Paso or an El Paso Entity, as designated by El Paso, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between an EP Energy Entity and an El Paso Group Employee or Former Employee, with such assignment to be effective as of the Effective Time.  To the extent that assignment of such agreements is not permitted, effective as of the Effective Time, each El Paso Entity shall be considered to be a successor to each EP Energy Entity for purposes of, and a third-party beneficiary with respect to, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between an EP Energy Entity and an El Paso Group Employee or Former Employee, such that El Paso and each El Paso Entity shall enjoy all the rights and benefits under such agreements (including rights and benefits as a third-party beneficiary), with respect to the business operations of the El Paso Group; provided, however, that in no event shall EP Energy be permitted to enforce such restrictive covenant agreements against El Paso Group Employees or Former Employees for action taken in their capacity as employees of an El Paso Entity or any former direct or indirect Subsidiaries of El Paso.

ARTICLE XI
GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 11.1           General Principles.

(a)           Each El Paso Entity and each EP Energy Entity shall take any and all reasonable action as shall be necessary or appropriate so that active participation in the El Paso Pension Plan, El Paso Retirement Savings Plan, El Paso Welfare Plans and El Paso Benefit Plans by all EP Energy Group Employees shall terminate in connection with the Distribution as and when provided under this Agreement (or if not specifically provided under this Agreement, as of immediately prior to the Effective Time), and each EP Energy Entity shall cease to be a participating employer under the terms of such plans as of such time.  If and as applicable, each EP Energy Entity and each El Paso Entity shall take any and all reasonable action as shall be necessary or appropriate so that active participation in the EP Energy Retirement Savings Plan, EP Energy Welfare Plans and EP Energy Benefit Plans by all El Paso Group Employees and Former Employees shall terminate in connection with the Distribution as and when provided under this Agreement (or if not specifically provided under this Agreement, as of immediately prior to the Effective Time), and each El Paso Entity shall cease to be a participating employer under the terms of such plans as of such time.

(b)           Except as otherwise provided in this Agreement, effective as of the Effective Time, one or more EP Energy Entities (as determined by EP Energy) shall assume or continue the sponsorship of, and no El Paso Entity shall have any further Liability with respect to or under, the following agreements, obligations and Liabilities, and EP Energy shall indemnify each El Paso Entity, and the officers, directors, and employees of each El Paso Entity, and hold them harmless with respect to such agreements, obligations or Liabilities:

(i)            any and all individual agreements entered into between any El Paso Entity and any EP Energy Group Employee;

(ii)           any and all agreements entered into between any El Paso Entity and any individual who is an independent contractor providing services primarily for the business activities of the EP Energy Group;

(iii)          any and all wages, salaries, incentive compensation (as the same may be modified by this Agreement), commissions and bonuses payable to any EP Energy Group Employees after the Effective Time, without regard to when such wages, salaries, incentive compensation, commissions and bonuses are or may have been earned;

(iv)          any and all moving expenses and obligations related to relocation, repatriation, transfers or similar items incurred by or owed to any EP Energy Group Employees that have not been paid prior to the Effective Time;

(v)           any and all immigration-related, visa, work application or similar rights, obligations and Liabilities related to any EP Energy Group Employees; and

(vi)          any and all Liabilities and obligations whatsoever with respect to claims made by or with respect to any EP Energy Group Employees or Former EP Energy Group Employees, whether such claims are made in connection with any Benefit Plan, program, policy or otherwise, the Liabilities of which are not otherwise retained or assumed by any El Paso Entity pursuant to this Agreement, including such Liabilities and obligations relating to actions or omissions of or by any EP Energy Entity or El Paso Entity or any officer, director, employee or agent of any such EP Energy Entity or El Paso Entity at or prior to the Effective Time.

(c)           Except as otherwise provided in this Agreement or in any Transaction Document, effective as of the Effective Time, no EP Energy Entity shall have any Liability for, and El Paso shall indemnify each EP Energy Entity, and the officers, directors, and employees of each EP Energy Entity, and hold them harmless with respect to any and all Liabilities and obligations whatsoever with respect to, claims made by or with respect to any El Paso Group Employees or Former El Paso Group Employees, whether such claims are made in connection with any Benefit Plan, program, policy or otherwise, the Liabilities of which are not otherwise retained or assumed by any EP Energy Entity pursuant to this Agreement, including such Liabilities and obligations relating to actions or omissions of or by any El Paso Entity or EP Energy Entity or any officer, director, employee or agent of any such El Paso Entity or EP Energy Entity at, prior to or after the Effective Time.

Section 11.2           Sponsorship and/or Establishment of EP Energy Plans.  Except as otherwise provided in this Agreement (including Article VII), sponsorship of benefit plans that cover solely EP Energy Group Employees shall become effective no later than the Effective Time by an EP Energy Entity, and to the extent necessary to achieve such sponsorship, each member of the El Paso Group and each EP Energy Entity shall take appropriate action, including transfer of sponsorship of any such plan.  El Paso Welfare Plans in which both (i) El Paso Group Employees or Former Employees and (ii) EP Energy Group Employees participate shall be divided into two separate plans, with one covering El Paso Group Employees and Former Employees sponsored by an El Paso Entity, and the other covering EP Energy Group Employees sponsored by an EP Energy Entity.

Section 11.3           Service Credit.

(a)           Service for Eligibility and Vesting Purposes.  Except as otherwise provided in any other provision of this Agreement, for purposes of eligibility and vesting under the EP Energy Retirement Savings Plan and EP Energy Welfare Plans, EP Energy shall, and shall cause each EP Energy Entity to, credit each EP Energy Group Employee with service for any period of employment with El Paso or any current or former Subsidiary of El Paso on or prior to the Effective Time to the same extent such service would be credited if it had been performed for an EP Energy Entity.

(b)           Service for Benefit Purposes.  Except as otherwise provided in any other provision of this Agreement, for purposes of benefit levels and accruals, waiting period limitations and benefit commencement entitlements under the EP Energy Retirement Savings Plan and EP Energy Welfare Plans, EP Energy shall, and shall cause each EP Energy Entity to, credit each EP Energy Group Employee with service for any period of employment with El Paso or any current or former Subsidiary of El Paso on or prior to the Effective Time to the same extent that such service is taken into account pursuant to the terms of the El Paso Retirement Savings Plan and El Paso Welfare Plans, respectively.

(c)           Evidence of Prior Service.  Notwithstanding anything to the contrary, but subject to applicable Law, upon reasonable request by one Party to the other Party, the first Party will provide to the other Party copies of any records available to the first Party to document such service, plan participation and membership of such Employees and cooperate with the first Party to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to any Employee.

Section 11.4           Plan Administration.

(a)           Transition Services.  The Parties acknowledge that the El Paso Group or the EP Energy Group may provide administrative services for certain of the other Party’s benefit programs for a transitional period under the terms of the Transition Services Agreement. The Parties agree to enter into a business associate agreement (if required by HIPAA or other applicable health information privacy Laws) in connection with such Transition Services Agreement.

(b)           Participant Elections and Beneficiary Designations.  All participant elections and beneficiary designations made under any plan sponsored by an El Paso Entity prior to the Effective Time with respect to which Assets or Liabilities are transferred or allocated to plans maintained by an EP Energy Entity in accordance with this Agreement shall continue in effect under the applicable EP Energy plan until such time as any applicable participant changes his or her elections or beneficiary designations pursuant to the procedures of the applicable plan, including deferral, investment and payment form elections, dividend elections, coverage options and levels, beneficiary designations and the rights of alternate payees under qualified domestic relations orders.

Section 11.5           No Duplication or Acceleration of Benefits.  Notwithstanding anything to the contrary in this Agreement, the Separation Agreement or any Transaction Document, (a) no

participant in the EP Energy Retirement Savings Plan, EP Energy SERP, EP Energy Welfare Plan or other Benefit Plans of EP Energy shall receive benefits that duplicate benefits provided by the corresponding El Paso Benefit Plan or arrangement and (b) no participant in the El Paso Pension Plan, El Paso Retirement Savings Plan, El Paso SERP, El Paso Welfare Plan or other Benefit Plans of El Paso shall receive benefits that duplicate benefits provided by the corresponding EP Energy Benefit Plan or arrangement, as necessary.  El Paso and EP Energy shall agree on methods and procedures to prevent El Paso Group Employees, EP Energy Group Employees and Former Employees from receiving duplicative benefits.  Furthermore, unless expressly provided for in this Agreement, the Separation Agreement or in any Transaction Document or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting or entitlements to any compensation or Benefit Plan on the part of any El Paso Group Employee, EP Energy Group Employee or Former Employee.

Section 11.6           No Expansion of Participation.  Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by El Paso and EP Energy, as required by applicable Law, or as explicitly set forth in an EP Energy Benefit Plan, an EP Energy Group Employee shall be entitled to participate in the EP Energy Benefit Plans only to the extent that such Employee was entitled to participate in the corresponding El Paso Benefit Plan as in effect immediately prior to the Distribution Time, with it being the intent of the Parties that this Agreement does not result in any expansion of the number of EP Energy Group Employees or participating or the participation rights therein that they had prior to the Effective Time.

ARTICLE XII
GENERAL PROVISIONS

Section 12.1           Preservation of Rights to Amend.  Except as expressly provided otherwise in this Agreement or in any Transaction Document, the rights of each El Paso Entity and each EP Energy Entity to amend, waive, or terminate any plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.

Section 12.2           Confidentiality.  Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith that is not otherwise public through no fault of such Party is confidential and is subject to the terms of the confidentiality provisions set forth herein and in the Separation Agreement, including Section 2.4(g) of this Agreement and Section 6.2 of the Separation Agreement.

Section 12.3           Administrative Complaints/Litigation.  Except as otherwise provided in this Agreement, at the Effective Time, EP Energy shall assume, and be solely liable for, the handling, administration, investigation and defense of actions, including ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights and unemployment compensation claims asserted at any time against El Paso or any El Paso Entity by any EP Energy Group Employee or Former EP Energy Group Employee (including any dependent or beneficiary of any such Employee) or any other person, to the extent such actions or claims arise out of or relate to employment or the provision of services (whether as an employee, contractor, consultant or otherwise) to or with respect to the business activities of any EP Energy Entity, whether or not such employment or services were performed before or after the Effective Time.  To the extent that any legal action relates to a putative or certified class of plaintiffs, which includes both El Paso Group Employees (or Former El Paso Group Employees) and EP Energy Group Employees (or Former EP Energy Group Employees) and such action involves employment or benefit plan related claims, reasonable costs and expenses incurred by the Parties in responding to such legal action shall be allocated among the Parties equitably in proportion to a reasonable assessment of the relative proportion of Employees included in or represented by the putative or certified plaintiff class.  The procedures contained in the indemnification and related litigation cooperation provisions of the Separation Agreement shall apply with respect to each Party’s indemnification obligations under this Section 12.3.

Section 12.4           Reimbursement and Indemnification.  Each Party agrees to reimburse the other Party, within 30 days of receipt from the other Party of reasonable verification, for all costs and expenses which the other Party may incur on its behalf as a result of any of the respective El Paso and EP Energy Benefit Plans.  All Liabilities retained, assumed or indemnified against by EP Energy pursuant to this Agreement, and all Liabilities retained, assumed or indemnified against by El Paso pursuant to this Agreement, shall in each case be subject to the indemnification provisions of the Separation Agreement.  Notwithstanding anything to the contrary, (i) no provision of this Agreement shall require any EP Energy Entity to pay or reimburse to any El Paso Entity any benefit-related cost item that an EP Energy Entity has paid or reimbursed to any El Paso Entity prior to the Effective Time; and (ii) no provision of this Agreement shall require any El Paso Entity to pay or reimburse to any EP Energy Entity any benefit-related cost item that any El Paso Entity has paid or reimbursed to any EP Energy Entity prior to the Effective Time.

Section 12.5           Costs of Compliance with Agreement.  Except as otherwise provided in this Agreement or any other Transaction Document, each Party shall pay its own expenses in fulfilling its obligations under this Agreement.

Section 12.6           Fiduciary Matters.  El Paso and EP Energy each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard.  Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 12.7           Entire Agreement.  This Agreement, together with the documents referenced herein (including the Separation Agreement, the Transaction Documents and the plans and agreements referenced herein), constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.  To the extent any provision of this Agreement conflicts with the provisions of the Separation Agreement, the provisions of this Agreement shall, except with respect to the allocation of Shared Liabilities to the extent set forth pursuant to the terms and conditions of Schedule 2.10(a) of the Separation Agreement, be deemed to control with respect to the subject matter hereof.

Section 12.8           Binding Effect; No Third-Party Beneficiaries; Assignment.  This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.  Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon any third parties any remedy, claim, Liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.  Nothing in this Agreement is intended to amend any Benefit Plan or affect the applicable plan sponsor’s right to amend or terminate any Benefit Plan pursuant to the terms of such plan.  Except as otherwise provided in Section 9.1(a), the provisions of this Agreement are solely for the benefit of the Parties, and no current or Former Employee, officer, director or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement.  This Agreement may not be assigned by any Party, except with the prior written consent of the other Parties.

Section 12.9           Amendment; Waivers.  No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties.  Any Party may, at any time, (i) extend the time for the performance of any of the obligations or other acts of another Party, (ii) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by another Party with any of the agreements, covenants or conditions contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.  No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement contained herein, nor shall any single or partial exercise of any such right preclude other or further exercises thereof or of any other right.

Section 12.10         Remedies Cumulative.  All rights and remedies existing under this Agreement or the Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 12.11         Notices.  Unless otherwise expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given: (i) when personally delivered, (ii) if mailed by registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter is refused by the addressee or its agent, (iii) if sent by overnight courier which delivers only upon the executed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent, or (iv) if sent by facsimile or electronic mail, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (i), (ii) or (iii)), addressed to the attention of the addressee’s General Counsel at the address of its principal executive office or to such other address or facsimile number for a Party as it shall have specified by like notice.

Section 12.12         Counterparts.  This Agreement, including the Schedules hereto and the other documents referred to herein, may be executed in multiple counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

Section 12.13         Severability.  If any term or other provision of this Agreement or the Schedules attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the court, administrative agency or arbitrator shall interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.  If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 12.14         Governing Law.  To the extent not preempted by applicable federal Law, this Agreement shall be governed by, and construed and enforced in accordance with, the substantive Laws of the State of New York, without regard to any conflicts of Law provisions thereof that would result in the application of the Laws of any other jurisdiction.

Section 12.15         Dispute Resolution.  The procedures for negotiation and binding arbitration set forth in this Article VII of the Separation Agreement shall apply to any dispute, controversy or claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement, any breach or alleged breach hereof, the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the construction, interpretation, enforceability or validity hereof.

Section 12.16         Performance.  Each of El Paso and EP Energy shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any El Paso Entity and any EP Energy Entity, respectively.  The Parties each agree to take such further actions and to execute, acknowledge and deliver, or to cause to be executed, acknowledged and delivered, all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

Section 12.17         Construction.  This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against any Party.

Section 12.18         Effect if Distribution Does Not Occur.  Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement is terminated prior to the Effective Time, this Agreement shall be of no further force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names by a duly authorized officer as of the date first written above.

EL PASO CORPORATION

By:
Name:
Title:

EP ENERGY CORPORATION

By:
Name:
Title:

SCHEDULE 1.1(a)

EL PASO EQUITY PLANS

•                  El Paso Corporation 1995 Compensation Plan for Non-Employee Directors

•                  El Paso Corporation 2001 Stock Option Plan for Non-Employee Directors

•                  El Paso Corporation 2001 Omnibus Incentive Compensation Plan

•                  El Paso Corporation Strategic Stock Plan

•                  El Paso Corporation Omnibus Plan for Management Employees

•                  El Paso Corporation 2005 Compensation Plan for Non-Employee Directors

•                  El Paso Corporation 2005 Omnibus Incentive Compensation Plan